Exhibit 4.5

TELEPHONE AND DATA SYSTEMS, INC.

TAX-DEFERRED SAVINGS PLAN

Amended and Restated as of January 1, 2014

TELEPHONE AND DATA SYSTEMS, INC.

TAX-DEFERRED SAVINGS PLAN

Amended and Restated as of January 1, 2014

TABLE OF CONTENTS

ARTICLE 1 TITLE
ARTICLE 2 DEFINITIONS
ARTICLE 3 PARTICIPATION
Section 3.1. Eligibility for Participation
Section 3.2. Election of Before-Tax Contributions and Designated Roth Contributions
Section 3.3. Transfers to Affiliates
ARTICLE 4 CONTRIBUTIONS
Section 4.1. Discretionary Employer Contributions
Section 4.2. Before-Tax Contributions and Designated Roth Contributions
Section 4.3. Annual Limit on Before-Tax Contributions and Designated Roth Contributions
Section 4.4. Matching Employer Contributions
Section 4.5. Safe Harbor Status
Section 4.6. Limitation on Employer Contributions
ARTICLE 5 EMPLOYEE AFTER-TAX AND ROLLOVER CONTRIBUTIONS
Section 5.1. Employee After-Tax Contributions
Section 5.2. Rollover Contributions
ARTICLE 6 TRUST
ARTICLE 7 ALLOCATION OF TRUST INCOME AND CONTRIBUTIONS TO PARTICIPANTS’ ACCOUNTS
Section 7.1. Separate Accounts
Section 7.2. Establishment of Investment Funds
Section 7.3. Direction of Investments
Section 7.4. Allocation of Trust Income
Section 7.5. Allocation of Contributions other than Discretionary Employer Contributions
Section 7.6. Allocation of Discretionary Employer Contributions
Section 7.7. Maximum Annual Additions under Section 415 of the Code
Section 7.8. Correction of Error

ARTICLE 8 DISTRIBUTIONS, WITHDRAWALS AND LOANS
Section 8.1. Termination of Employment under Circumstances Entitling the Participant to Full Distribution of His or Her Account
Section 8.2. Termination of Employment under Circumstances Resulting in Partial Forfeiture of the Participant’s Account
Section 8.3. Withdrawals Prior to Termination of Employment
Section 8.4. Time and Form of Distribution upon Termination of Employment
Section 8.5. Medium and Order of Withdrawal or Distribution
Section 8.6. Designation of Beneficiary
Section 8.7. Direct Rollovers
Section 8.8. Distributions to Minor and Disabled Distributees
Section 8.9. “Lost” Participants and Beneficiaries
Section 8.10. Plan Loans
ARTICLE 9 SPECIAL PARTICIPATION AND DISTRIBUTION RULES
Section 9.1. Change of Employment Status to Eligible Employee
Section 9.2. Employment by Affiliates
Section 9.3. Reemployment of Eligible Employee Whose Employment Terminated Prior to Becoming a Participant
Section 9.4. Reemployment of a Terminated Participant
Section 9.5. Leased Employees
Section 9.6. Reemployment of Veterans
ARTICLE 10 ADMINISTRATION
Section 10.1. Plan Administrator
Section 10.2. Named Fiduciaries
Section 10.3. Allocation and Delegation of Responsibilities
Section 10.4. Professional and Other Services
Section 10.5. Indemnification and Expense Reimbursement
Section 10.6. Claims Procedure
Section 10.7. Notices to Participants
Section 10.8. Notices to Employers, Plan Administrator or Committee
Section 10.9. Records
Section 10.10. Reports of Trust Fund and Accounting to Participants
Section 10.11. Electronic Media
Section 10.12. Limitations on Transactions and Investments
ARTICLE 11 PARTICIPATION BY OTHER EMPLOYERS
Section 11.1. Adoption of Plan
Section 11.2. Withdrawal from Participation
Section 11.3. Company and Committee as Agents for Employers

ARTICLE 12 CONTINUANCE BY A SUCCESSOR
ARTICLE 13 MISCELLANEOUS
Section 13.1. Expenses
Section 13.2. Non-Assignability
Section 13.3. Employment Non-Contractual
Section 13.4. Limitation of Rights
Section 13.5. Merger or Consolidation with Another Plan
Section 13.6. Gender and Plurals
Section 13.7. Statute of Limitations for Actions under the Plan
Section 13.8. Applicable Law
Section 13.9. Forum for Legal Action under the Plan
Section 13.10. Legal Fees
Section 13.11. Severability
Section 13.12. Plan Voluntary
ARTICLE 14 AMENDMENT, ESTABLISHMENT OF SEPARATE PLAN AND TERMINATION
Section 14.1. Amendment
Section 14.2. Establishment of Separate Plan
Section 14.3. Termination
Section 14.4. Trust Fund to be Applied Exclusively for Participants and their Beneficiaries
ARTICLE 15 TOP-HEAVY PLAN REQUIREMENTS
Section 15.1. Top Heavy Plan Determination
Section 15.2. Definitions and Special Rules
Section 15.3. Minimum Contribution for Top Heavy Years
Section 15.4. Application of this Article 15

APENDICES
A	Adoption Agreement
B	Special Rules for Certain Transferred Employees
C	Special Vesting Rules for Persons Employed by American Paging, Inc. on February 28, 1998.
D	Special Rules for Employees Who Participated in Tri-County Telephone Co., Inc. 401(k) Profit Sharing Plan.
E	Special Rules for Employees Who Participated in Southeast Telephone Company of Wisconsin, Inc. 401(k) Savings Plan.
F	Special Rules for Employees Who Participated in Chorus Networks, Inc. 401(k) Retirement Savings Plan.
G	Special Rules for Employees Who Participated in Mid-Plains Telephone, Inc. 401(k) Retirement Savings Plan.
H	Special Rules for Employees Who Participated in The Farmers Telephone Company, LLC 401(k) Retirement Savings Plan.
I	Special Rules for Employees Who Participated in Primeco 401(k) Savings and Retirement Plan.
J	Special Rules for Certain Employees Who Transferred from USCC to AT&T Wireless Services, Inc.
K	Special Rules for Certain Employees Who Transferred from HBC Telecom, Inc. to Hiawatha Broadband Communications, Inc.
L	Special Rules for Employees Who Participated in The Camden Telephone & Telegraph Company, Inc. Retirement Plan
M	Special Rules for Employees Who Participated in MCT, Inc. Deferred Savings Plan and Trust
N	Special Rules for Certain Employees Who Transferred from USCC to AT&T Wireless Services, Inc.
O	Special Rules for Certain Employees Who Transferred from USCC to ALLTEL Communications, Inc.
P	Special Rules for Certain Employees Who Transferred from USCC to ALLTEL Communications, Inc.
Q	Special Rules for Certain Employees Who Participated in the VISI Incorporated 401(k) Plan
R	Special Rules for Employees Who Participated in the OneNeck 401(k) Plan
S	Special Rules for Employees Who Participated in the Vital Support Systems 401(k) Retirement Plan
T	Special Rules for Employees Impacted by Certain Restructurings and Involuntary Separations During 2013

TELEPHONE AND DATA SYSTEMS, INC.

TAX-DEFERRED SAVINGS PLAN

Amended and Restated as of January 1, 2014
ARTICLE 1

TITLE
The title of this Plan shall be the “Telephone and Data Systems, Inc. Tax-Deferred Savings Plan.” This Plan is an amendment and restatement of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan which was originally established effective December 1, 1985 and has been amended from time to time thereafter. This amendment and restatement shall be effective as of January 1, 2014.
The rights and benefits of Employees whose employment with the Employers and Affiliates terminates on or after January 1, 2014, and the rights and benefits of any Beneficiary of such an Employee, shall be determined solely by reference to the terms of the Plan as amended and restated herein, as such plan may be amended from time to time. The rights and benefits of Employees whose employment with the Employers and Affiliates terminated before January 1, 2014 and who are not reemployed after such date, and the rights and benefits of any Beneficiary of such an Employee, generally shall be determined by reference to the terms of the Plan as in effect at the time of their termination.
The Plan is designated as a “profit sharing plan” within the meaning of U.S. Treasury Regulation section 1.401-1(a)(2)(ii).
ARTICLE 2

DEFINITIONS
As used herein the following words and phrases shall have the following respective meanings when capitalized unless the context clearly indicates otherwise:
(1)    Account. The aggregate of a Participant’s subaccounts established pursuant to Section 7.1 and such other subaccounts that may be established from time to time on behalf of a Participant, to be credited with contributions made by or on behalf of the Participant, adjusted for earnings and losses, and debited by distributions to and withdrawals of the Participant and expenses.
(2)    Affiliate. (a) A corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity which is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code.
(3)    Amended Plan. An employee pension benefit plan that was qualified under section 401(a) of the Code and whose related trust was exempt from federal income tax under section 501(a) of the Code at the time all or a portion of the assets of such plan were transferred to the Plan (other than in accordance with Section 5.2 hereof) and such transfer of assets occurred at or after an Employer’s or an Affiliate’s acquisition either directly or indirectly of stock or assets of a company maintaining or contributing to such plan.
(4)    Annual Valuation Date. December 31 of each Plan Year or such other date as the Plan Administrator may from time to time designate.
(5)    Before-Tax Contribution Account. The aggregate of the Salary Reduction Contribution Account as of December 31, 2008 and all Before-Tax Contributions credited to the Plan on and after January 1, 2009, including increases and decreases in value in accordance with Section 7.4.
(6)    Before-Tax Contributions. Contributions made to the Plan under Section 4.2 which are intended to be excluded from a Participant’s gross income pursuant to section 402(g) of the Code, and contributions to an Amended Plan which have previously been determined to be excluded from a Participant’s gross income pursuant to section 402(g) of the Code.
(7)    Beneficiary. The person or persons who shall be entitled under Section 8.6 to receive a Participant’s Account in the event of the death of the Participant.

(8)    Break in Service Year. A Plan Year during which an Employee has not been credited with more than 500 Hours of Service. For purposes of determining whether an Employee has incurred a Break in Service Year, the Employee shall be credited with Hours of Service for any period during which the Employee (i) is in Military Service, (ii) is on an uncompensated leave of absence duly granted by his or her Employer, or (iii) is absent from work for any period because of (A) the Employee’s pregnancy, (B) birth of the Employee’s child, (C) placement of a child with the Employee in connection with the Employee’s adoption of such child or (D) caring for any such child for a period beginning immediately following such birth or placement. The number of hours to be so credited shall be determined under uniform rules adopted by the Plan Administrator in accordance with Regulations, except that for purposes of clause (iii) above, the Employee shall be credited with the number of Hours of Service for which the Employee would receive credit but for such absence (or, if not known, 8 hours for each business day of such absence), (I) in the case of an Employee who would have incurred a Break in Service Year during the Plan Year in which such period of absence commenced but for the application of clause (iii) above, only for the Plan Year in which such period of absence commenced, or (II) in the case of any other Employee, only for the Plan Year immediately following the Plan Year in which such period of absence commenced. Notwithstanding the foregoing, no Hours of Service shall be credited under clause (iii) above unless the Employee timely furnishes to the Plan Administrator such information as it may reasonably require to establish to the satisfaction of the Plan Administrator that the absence is for a reason set forth in such clause and the duration of such absence.
(9)    Code. The Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.
(10)    Committee. The Investment Management Committee of the Company, consisting of the Chief Executive Officer, Chief Financial Officer, Vice President Human Resources and Treasurer of the Company, or any successors thereto. References herein to the Committee also shall include any person or entity to whom the Committee has delegated any of its authority pursuant to Section 10.3 to the extent of the delegation.
(11)    Company. Telephone and Data Systems, Inc., a Delaware corporation, and any entity which shall succeed to the business of such corporation.
(12)    Compensation. All wages within the meaning of section 3401(a) of the Code (for purposes of income tax withholding at the source) paid to an Employee by an Employer, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, reduced by all reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits and increased by (i) all elective contributions that are made by an Employer on behalf of its Employees that are not includible in gross income under sections 125, 132(f) and 402(e)(3) of the Code and (ii) any differential wage payments (within the meaning of section 3401(h)(2) of the Code) paid with respect to a period during which the Participant is performing service in the uniformed services while on active duty for more than 30 days. A Participant’s Compensation in excess of the limit set forth in section 401(a)(17) of the Code, adjusted for changes in the cost of living under applicable rules and Regulations ($260,000 for 2014), shall not be taken into account for any purposes under this Plan.
For each Plan Year, an Employee’s Compensation shall include only compensation that is actually paid or made available to such Employee (or, if earlier, includible in the gross income of an Employee) in such Plan Year and paid to such Employee prior to his or her termination of employment; provided, however, and subject to the timing rules of section 1.415(c)-2(e) of the Treasury Regulations, that with respect to an Employee who terminates employment during a Plan Year, Compensation shall include amounts paid after such Employee’s termination of employment if such amounts (a) are paid by the later of 2½ months after such termination of employment or the last day of the Plan Year within which such termination of employment occurs and (b) are (i) payments of regular compensation for services performed during such Employee’s regular working hours or outside of such working hours, such as overtime, commissions, bonuses, and other similar payments that would have been paid to the Employee if the Employee had continued in employment with his or her Employer or (ii) payment for unused accrued vacation or similar leave, but only if the Employee would have been able to use the accrued vacation or leave if employment had continued.
(13)    Designated Roth Contribution Account. The aggregate of all Designated Roth Contributions credited to the Plan, including increases and decreases in value in accordance with Section 7.4.
(14)    Designated Roth Contributions. Contributions made to the Plan under Section 4.2 which are designated by the Participant to be included in the Participant’s gross income pursuant to section 402A of the Code, and contributions to an Amended Plan which have previously been determined to be included in a Participant’s gross income pursuant to section 402A of the Code.
(15)    Director of Employee Benefits. The director of the employee benefits department of the Company, whose office is located at 8401 Greenway Boulevard, Middleton, Wisconsin 53562 with a mailing address of Post Office Box 628010, Middleton, Wisconsin 53562-8010.
(16)    Discretionary Employer Contribution Account. The aggregate of all Discretionary Employer Contributions credited to the Plan, including increases and decreases in value in accordance with Section 7.4.
(17)    Discretionary Employer Contributions. Non-elective employer contributions made to the Plan under Section 4.1, and non-elective employer contributions credited to an Amended Plan.

(18)    Distributee. A person entitled to receive a distribution from the Trust under Article 8.
(19)    Effective Date. The effective date of this Plan restatement shall be January 1, 2014.
(20)    Eligible Employee. An Employee other than (i) any person excluded by classification by an Employer upon adoption of the Plan, (ii) an individual whose employment relationship is governed by a collective bargaining agreement (unless the agreement specifically provides for participation in the Plan) or (iii) an individual who provides services pursuant to an agreement or arrangement (written or oral) that contains a waiver of participation in the Plan. In no event shall the following individuals be an Eligible Employee for purposes of this Plan: (a) an individual who provides services pursuant to an agreement or arrangement (written or oral) which classifies him or her as an independent contractor, an employee of an independent contractor or other subcontract labor or (b) an individual who provides services pursuant to an agreement or arrangement (written or oral) with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, or any other leasing organization, that is not an Employer or Affiliate. It is expressly intended that any individual not treated as an employee by an Employer on its payroll records is to be excluded from Plan participation even if a court, the Internal Revenue Service or any other entity determines that such an individual is a common law employee of an Employer.
(21)    Employee. An individual whose relationship with an Employer is, under common law, that of an employee.
(22)    Employer. The Company and any other entity which, with the consent of the Company, elects to participate in this Plan in the manner described in Section 11.1 and any successor entity which shall adopt this Plan pursuant to Article 12. If any such entity shall withdraw from participation in this Plan pursuant to Section 11.2, or shall terminate its participation in this Plan pursuant to Section 14.3, such entity shall thereupon cease to be an Employer.
(23)    ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and Regulations promulgated thereunder.
(24)    Hour of Service. An hour for which an Employee is paid or entitled to receive compensation from an Employer or an Affiliate (but, subject to Section 9.2, only after such Affiliate became an Affiliate) (including hours for any period during which the Employee receives compensation without rendering services such as paid holidays, vacations, sick leave, disability leave, severance, layoff, jury duty or Military Service, but not exceeding 501 hours for any one period of consecutive such days). For purposes of determining the number of Hours of Service to be credited to an Employee, “compensation” shall mean the total earnings paid, directly or indirectly, to the Employee by an Employer or an Affiliate including any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by an Employer or an Affiliate. The computation of Hours of Service and the periods to which they are to be credited shall be determined under uniform rules applied by the Plan Administrator in accordance with Department of Labor Regulation § 2530.200b-2(b) and (c).
(25)    Matching Employer Contribution Account. The aggregate of all Matching Employer Contributions credited to the Plan, including increases and decreases in value in accordance with Section 7.4.
(26)    Matching Employer Contributions. Matching employer contributions made to the Plan under Section 4.4, and matching employer contributions credited to an Amended Plan.
(27)    Military Service. An individual’s service in the uniformed services (as defined in 38 U.S.C. § 4303) if such individual is entitled to reemployment rights thereunder with respect to such service.
(28)    Participant. An Eligible Employee who has satisfied the requirements for participation in the Plan as set forth in Article 3. A Participant shall cease to be a Participant upon the complete distribution of his or her vested Account.
(29)    Plan. The Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as herein set forth, including any appendices hereto, as from time to time amended.
(30)    Plan Administrator. The Company. References herein to the Plan Administrator also shall include any person or entity to whom the Plan Administrator has delegated any of its authority pursuant to Section 10.3 to the extent of the delegation.
(31)    Plan Year. The calendar year.
(32)    Predecessor Company. Any entity (a) of which an Affiliate is a successor by reason of having acquired all or substantially all of its business and assets or (b) from which an Affiliate acquired a business formerly conducted by such entity; provided, however, that in the case of any such entity that continues to conduct a trade or business subsequent to the acquisition by an Affiliate referred in (a) or (b) above, the status of such entity as a Predecessor Company relates only to the period of time prior to the date of such acquisition.
(33)    Prior Plan After-Tax Account. The aggregate of all after-tax employee contributions credited to an Amended Plan, including increases and decreases in value in accordance with Section 7.4.
(34)    Qualified Non-Elective Contributions. Qualified non-elective contributions (within the meaning of section 401(m)(4)(c) of the Code) made for the benefit of a Participant under the Plan, and qualified non-elective contributions credited to an Amended Plan.

(35)    Qualified Non-Elective Contribution Account. The aggregate of all Qualified Non-Elective Contributions credited to the Plan, including increases and decreases in value in accordance with Section 7.4.
(36)    Qualified Percentage of Compensation. With respect to each Participant who is automatically enrolled in the Plan and making Before-Tax Contributions pursuant to Section 3.2(b), the following percentage of such Participant’s Compensation during the applicable periods:
(a)    3% of such Compensation during the period beginning on the day such Participant is automatically enrolled in the Plan and ending on the last day of the Plan Year in which occurs the 90th day after the date on which the Participant was automatically enrolled in the Plan;
(b)    4% of such Compensation during the first Plan Year following the Plan Year described in subparagraph (a);
(c)    5% of such Compensation during the second Plan Year following the Plan Year described in subparagraph (a);
(d)    6% of such Compensation during the third Plan Year following the Plan Year described in subparagraph (a);
(e)    7% of such Compensation during the fourth Plan Year following the Plan Year described in subparagraph (a);
(f)    8% of such Compensation during the fifth Plan Year following the Plan Year described in subparagraph (a);
(g)    9% of such Compensation during the sixth Plan Year following the Plan Year described in subparagraph (a); and
(h)    10% during any subsequent Plan Year.
The Qualified Percentage of Compensation is intended to meet the requirements of section 401(k)(13) of the Code and should be interpreted and construed accordingly.
(37)    Regulations. Written promulgations of the Department of Labor construing Title I of ERISA or of the Internal Revenue Service construing the Code.
(38)    Retirement. A Participant’s termination of employment with the Employers on or after the Participant’s “Early Retirement Date” or “Normal Retirement Date,” in each case as defined in the Telephone and Data Systems, Inc. Pension Plan.
(39)    Rollover Account. The aggregate of all Rollover Contributions credited to the Plan, including increases and decreases in value in accordance with Section 7.4. A Participant’s Rollover Account shall consist of (i) a Before-Tax Rollover Account, to which shall be credited amounts which previously have been determined to be excluded from a Participant’s gross income pursuant to section 402(g) of the Code and earnings and losses thereon and (ii) a Roth Rollover Account, to which shall be credited amounts which previously have been determined to be included in a Participant’s gross income pursuant to section 402A of the Code and earnings and losses thereon.
(40)    Rollover Contributions. Rollover contributions made to the Plan by a Participant under Section 5.2, and rollover contributions to an Amended Plan.
(41)    Salary Reduction Contribution Account. The aggregate of all of the contributions made to the Plan for Plan Years beginning prior to January 1, 2009 which were intended to be excluded from a Participant’s gross income pursuant to section 402(g) of the Code, including increases and decreases in value in accordance with Section 7.4.
(42)    Spouse. The individual who is the spouse of a Participant as the result of a legal union.
(43)    TDS Common Shares. The Common Shares, par value $0.01 per share, of the Company.
(44)    Total and Permanent Disability. A disability (determined by the disability insurer of the Participant’s Employer) which rendered the Participant totally and permanently disabled within the meaning of the long-term disability plan of the Participant’s Employer and section 22(e)(3) of the Code.
(45)    Trust. The Telephone and Data Systems, Inc. Tax-Deferred Savings Trust created by agreement between the Company and the Trustee, as from time to time amended.
(46)    Trust Fund. All money and property of every kind of the Trust held by the Trustee pursuant to the terms of the Trust agreement.
(47)    Trustee. The trustee provided for in Article 6, any successor thereto or, if there shall be more than one trustee acting at any time, all of such trustees collectively.

(48)    USCC Common Shares. The Common Shares, par value $1.00 per share, of United States Cellular Corporation, a Delaware corporation.
(49)    Valuation Date. Each day on which the New York Stock Exchange is open for business and such other days as the Plan Administrator may determine.
(50)    Year of Vesting Service.
(a)    Each Employee participating in the Plan as of the Effective Date shall be credited as of the Effective Date with a Year of Vesting Service for each Year of Vesting Service credited to such Employee under the Plan as of December 31, 2013. In addition, each Employee shall be credited with a Year of Vesting Service for each Plan Year beginning on or after the Effective Date in which he or she is credited with at least 1,000 Hours of Service.
(b)    If the Participant is reemployed after incurring five consecutive Break in Service Years, Years of Vesting Service credited after such five consecutive Break in Service Years shall be disregarded for purposes of determining Years of Vesting Service to be credited for the Participant’s Account accrued before such five consecutive Break in Service Years.
(c)    Except as provided in Section 9.2, in determining an Employee’s Years of Vesting Service for all purposes under the Plan, Hours of Service with an Affiliate shall be taken into account only after such Affiliate became an Affiliate.
(d)    An Employee’s period of employment by an entity other than an Affiliate that becomes a Predecessor Company shall be included for purposes of determining an Employee’s Years of Vesting Service only to the extent expressly provided in the documents effecting the acquisition or otherwise required by law.
ARTICLE 3

PARTICIPATION
Section 3.1.    Eligibility for Participation. Each Eligible Employee who participated in the Plan on the day before the Effective Date shall continue to be a Participant, subject to the amended and restated provisions hereof, from and after the Effective Date. Any other Eligible Employee shall become a Participant on the later to occur of (i) his or her thirtieth day of continuous employment by an Employer or (ii) the day on which the Eligible Employee attains his or her twenty-first birthday.
Section 3.2.    Election of Before-Tax Contributions and Designated Roth Contributions.
(a)    Affirmative Participant Election. A Participant may affirmatively elect, in the manner prescribed by the Plan Administrator, to commence Before-Tax Contributions and/or Designated Roth Contributions at the rate specified by the Participant in accordance with Section 4.2(a)(1). The election shall evidence the Participant’s acceptance of and agreement to all provisions of this Plan, and shall be effective, and Before Tax-Contributions and/or Designated Roth Contributions shall commence, as of the first payroll period administratively practicable after the Participant’s election is received by the Plan Administrator or its designee. Such contributions shall continue in effect as elected by the Participant until the Participant changes or suspends such election as provided in paragraph (b) or (c) of Section 4.2 or such contributions automatically are suspended pursuant to Section 8.3(a) or (c).
(b)    Deemed Participant Election. Each Eligible Employee who has neither elected to commence Before-Tax Contributions and/or Designated Roth Contributions pursuant to Section 3.2(a) nor affirmatively elected not to make such contributions in accordance with procedures established by the Plan Administrator shall be automatically enrolled in the Plan as of the date he or she becomes a Participant and shall be deemed to have elected to commence Before-Tax Contributions at the rate specified in Section 4.2(a)(2). Any deemed election described in this Section 3.2(b) shall be effective, and Before-Tax Contributions shall commence, as of the first payroll period administratively practicable after the date the Participant is automatically enrolled in the Plan. The automatic enrollment shall be deemed to evidence the Participant’s acceptance of and agreement to all provisions of the Plan. Deemed Before-Tax Contributions shall continue in effect at the rate specified in Section 4.2(a)(2) until the Participant changes or suspends such election as provided in paragraph (b) or (c) of Section 4.2 or such contributions automatically are suspended pursuant to Section 8.3(a) or (c).
Section 3.3.    Transfers to Affiliates. If a Participant is transferred from one Employer to another Employer or from an Employer to an Affiliate that is not an Employer, such transfer shall not terminate the Participant’s participation in the Plan, and such Participant shall continue to participate in the Plan until an event occurs which would have entitled the Participant to a complete distribution of the Participant’s vested interest in his or her Account had the Participant continued to be employed by an Employer until the occurrence of such event. Notwithstanding the foregoing, a Participant shall not be entitled to make Before-Tax Contributions, Designated Roth Contributions or Rollover Contributions to the Plan or to receive under the Plan allocations of Matching Contributions or Discretionary Employer Contributions during any period of employment by an Affiliate that is not an Employer, and periods of employment by an Affiliate that is not an Employer shall be taken into account only to the extent set forth in Section 9.2. Payments that are received by a Participant from an Affiliate that is not an Employer shall not be treated as Compensation for any purpose under the Plan.

ARTICLE 4

CONTRIBUTIONS
Section 4.1.    Discretionary Employer Contributions. Subject to the limitations set forth in Sections 4.6 and 7.7, each Employer shall contribute to the Trust for each Plan Year, such amount, if any, as its board of directors (or other governing body) shall determine in its discretion by appropriate resolution. All Discretionary Employer Contributions under this Section 4.1 shall be in cash, TDS Common Shares or USCC Common Shares as determined by the Employer making the contribution and shall be made within the time prescribed by law for filing the Employer’s federal income tax return, including extensions thereof, for the taxable year that ends with the Plan Year.
Section 4.2.    Before-Tax Contributions and Designated Roth Contributions.
(a)    Making Before-Tax Contributions and Designated Roth Contributions. Subject to the limitations set forth in Sections 4.3 and 7.7, each Employer shall make a Before-Tax Contribution and/or a Designated Roth Contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer as follows:
(1)    For each Participant who has made an affirmative election pursuant to Section 3.2(a), an amount equal to the whole percentage (or a fraction thereof if permitted by the Plan Administrator) elected by such Participant, subject to paragraphs (b) and (c) of this Section 4.2, from 1% to 60% of such Participant’s Compensation paid by such Employer for such payroll period; and
(2)    For each Participant who is automatically enrolled and, accordingly, deemed to have authorized Before-Tax Contributions pursuant to Section 3.2(b), an amount equal to the Qualified Percentage of Compensation paid by such Employer for such payroll period, subject to paragraphs (b) and (c) of this Section 4.2.
The amount of the Participant’s Compensation otherwise payable for a payroll period for which any such contribution is made shall be reduced by the amount of such contribution by means of a payroll reduction. Any contributions made pursuant to this Section shall be in cash and delivered to the Trustee as soon as administratively practicable after the date such contributions otherwise would have been paid to the Participants as cash compensation, but in no event later than the 15th business day of the month following the month during which such contributions otherwise would have been paid to the Participants. The aggregate of a Participant’s Before-Tax Contributions and Designated Roth Contributions for a payroll period pursuant to this Section 4.2 may not exceed 60% of such Participant’s Compensation for such payroll period.
(b)    Changes in the Rate of Before-Tax Contributions and Designated Roth Contributions. A Participant may change the rate of Before-Tax Contributions and/or Designated Roth Contributions by making a new election at the time and in the manner prescribed by the Plan Administrator. Any such election shall be effective as of the first payroll period administratively practicable after the Participant’s election is received by the Plan Administrator or its designee or as of such other future date agreed to by the Participant and the Employer in the manner prescribed by the Plan Administrator. Any such change in the rate of contributions shall be limited to those rates and subject to the rules described in paragraph (a) of this Section 4.2.
(c)    Suspension of Before-Tax Contributions and Designated Roth Contributions. A Participant may suspend Before-Tax Contributions and/or Designated Roth Contributions at the time and in the manner prescribed by the Plan Administrator. Any such suspension shall be effective as of the first payroll period administratively practicable after the Participant’s election is received by the Plan Administrator or its designee or as of such other future date agreed to by the Participant and the Employer in the manner prescribed by the Plan Administrator. A Participant who has suspended Before-Tax Contributions and/or Designated Roth Contributions may resume such contributions by making an election at the time and in the manner prescribed by the Plan Administrator. Such resumption shall be limited to those rates and subject to the rules described in paragraph (a) of this Section 4.2.
(d)    Catch-Up Contributions. Each Participant who (i) is eligible to make Before-Tax Contributions and Designated Roth Contributions and (ii) has attained or will attain age 50 before the end of the Plan Year shall be eligible to have Before-Tax Contributions and/or Designated Roth Contributions made on his or her behalf in addition to those described in paragraph (a) above (“Catch-Up Contributions”). Catch-Up Contributions shall be elected, changed, made, suspended and resumed at the time and in the manner prescribed by the Plan Administrator and in accordance with, and subject to the limitations of, section 414(v) of the Code; provided, however, that the amount of Catch-Up Contributions made on behalf of a Participant during a Plan Year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year ($5,500 for 2014). Catch-Up Contributions shall not be taken into account for purposes of Sections 4.3 and 7.7 of the Plan, and the Plan shall not be treated as failing to satisfy its provisions implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of such Catch-Up Contributions.
(e)    Designation of Contributions as Before-Tax Contributions or Designated Roth Contributions. An election by a Participant to commence, change, suspend or resume contributions pursuant to this Section 4.2 shall designate (i) the portion of such contributions that are to be Before-Tax Contributions excludable from the Participant’s gross income pursuant to section 402(g) of the Code and (ii) the portion of such contributions that are to be Designated Roth Contributions includable in the Participant’s gross income pursuant to section 402A of the Code. Such designation shall be irrevocable with respect to contributions made pursuant to such election. Any such election made by a Participant which does not expressly designate a portion of contributions as Designated Roth Contributions shall be deemed to designate all of such contributions as Before-Tax Contributions.

Section 4.3.    Annual Limit on Before-Tax Contributions and Designated Roth Contributions.
(a)    General Rule. Notwithstanding the provisions of Section 4.2, the aggregate of a Participant’s Before-Tax Contributions and Designated Roth Contributions for any calendar year shall not, together with elective deferrals made on the Participant’s behalf under all other arrangements maintained by an Employer or Affiliate and described in section 401(k) of the Code, exceed the amount provided for in section 402(g) of the Code, adjusted for changes in the cost of living under applicable rules and Regulations ($17,500 for 2014).
(b)    Excess Before-Tax Contributions and Designated Roth Contributions. If for any calendar year the aggregate for any Participant of the (i) Before-Tax Contributions and Designated Roth Contributions to this Plan and (ii) elective deferrals under other plans or arrangements described in sections 401(k), 408(k), 408(p) or 403(b) of the Code exceed the limit imposed by paragraph (a) of this Section for the calendar year in which such contributions were made (“excess deferrals”), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Plan Administrator, be allowed to submit a request that the excess deferrals as adjusted for income or loss be distributed to him or her. A Participant is deemed to request the distribution of excess deferrals, as adjusted for income or loss, if the excess deferrals arise solely under this Plan and any arrangement maintained by an Employer or Affiliate. Any excess deferrals that are distributed to a Participant pursuant to this paragraph shall be first treated as distributions of Before-Tax Contributions to the extent such Participant made Before-Tax Contributions to the Plan for such calendar year and, to the extent such excess deferrals exceed the amount of Before-Tax Contributions made by such Participant for the calendar year, the remaining excess deferrals shall be treated as distributions of Designated Roth Contributions for such calendar year. A distribution of excess deferrals as adjusted for income or loss shall be made no later than the April 15 of the calendar year following the calendar year in which such excess deferrals were made. Any excess deferrals distributed in accordance with this paragraph shall not be treated as “annual additions” for purposes of Section 7.7 (relating to statutory limitations on allocations to accounts).
Any Matching Employer Contributions attributable to excess deferrals that are distributed pursuant to this Section 4.3(b), as adjusted for income or loss, shall be forfeited, and applied as provided in Section 8.2.
The amount of any income or loss allocable to excess deferrals or Matching Employer Contributions shall be determined pursuant to Treasury Regulations.
Section 4.4.    Matching Employer Contributions. Subject to the limitations set forth in Sections 4.6 and 7.7, each Employer shall contribute for each payroll period for each Participant for whom such Employer makes Before-Tax Contributions and/or Designated Roth Contributions an amount equal to the sum of (i) 100% of the first level and (ii) 40% of any second level of Matchable Salary Reduction Contributions on behalf of such Participant for such payroll period. For purposes of this Section 4.4, “Matchable Salary Reduction Contributions” means the aggregate of the Before-Tax Contributions and Designated Roth Contributions authorized by the Participant, by either affirmative election or automatic enrollment, that do not exceed a first level of 3%, and a second level in excess of the first level of 2%, of the Participant’s Compensation for such payroll period. All Matching Employer Contributions made by an Employer under this Section 4.4 shall be made in cash concurrently with the delivery of the Before-Tax Contributions and/or Designated Roth Contributions to which they relate.
Section 4.5.    Safe Harbor Status. This Plan is intended to comply with the requirements of the alternative method for automatic contribution arrangements as provided in sections 401(k)(13) and 401(m)(12) of the Code, and by so complying with this safe harbor satisfy the nondiscrimination requirements of sections 401(k)(3) and 401(m). In connection therewith, each Employer shall contribute, pursuant to Section 4.4 hereof, safe harbor matching contributions within the meaning of Treasury Regulation section 1.401(k)-3(c) as modified by section 1.401(k)-3(k).
Section 4.6.    Limitation on Employer Contributions. The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer which ends with or within such Plan Year.
Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer which exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned. If the return to an Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

ARTICLE 5

EMPLOYEE AFTER-TAX AND ROLLOVER CONTRIBUTIONS
Section 5.1.    Employee After-Tax Contributions. Except for any after-tax amount transferred from an Amended Plan to a Prior Plan After-Tax Account, Participants are not allowed and have never been allowed to contribute a percentage of their compensation to this Plan on an after-tax basis.
Section 5.2.    Rollover Contributions.
(a)     Requirements for Rollover Contributions. If an Eligible Employee receives an “eligible rollover distribution” (within the meaning of section 402(c)(4) of the Code) from an employees’ trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, a qualified annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, then such Eligible Employee may contribute to this Plan (i) an amount which does not exceed the taxable amount of such eligible rollover distribution (including the proceeds from the sale of any property received as part of such eligible rollover distribution) and (ii) any designated Roth contributions within the meaning of section 402A of the Code, provided that such designated Roth contributions are transferred directly to the Plan by the trustee or custodian of the Eligible Employee’s prior plan. If an Eligible Employee receives a distribution from an individual retirement account or annuity (within the meaning of section 408 of the Code), then such Eligible Employee may contribute to the Plan such distribution (other than the portion, if any, attributable to after-tax contributions). None of such distributions from individual retirement accounts or annuities can include designated Roth contributions described in section 402A of the Code or any related earnings with respect to such contributions. An Eligible Employee may make a Rollover Contribution pursuant to this Article prior to the date on which he or she satisfies the eligibility requirements described in Article 3.
(b)    Delivery of Rollover Contributions to Trustee. Any Rollover Contribution made pursuant to paragraph (a) of this Section shall be delivered by the Eligible Employee to the Trustee on or before the 60th day after the day on which the Eligible Employee receives the distribution (or on or before such later date as may be prescribed by law) or shall be transferred to the Trustee on behalf of the Eligible Employee directly from the trust from which the eligible rollover distribution is made. Any such contribution must be accompanied by any information or documentation in connection therewith requested by the Plan Administrator or Trustee. Notwithstanding the foregoing, the Trustee shall not accept a Rollover Contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations, and the Trustee shall not accept such a contribution to the extent it consists of property other than cash. If a Rollover Contribution is made by an Eligible Employee prior to the Eligible Employee becoming a Participant, such Eligible Employee shall until such time as he or she becomes a Participant be deemed to be a Participant except for the purposes of being eligible to make Before-Tax Contributions or Designated Roth Contributions or receive other contributions under the Plan. An Eligible Employee shall be permitted to make an investment election pursuant to Section 7.3 with respect to his or her Rollover Account that differs from the Participant’s investment election with respect to the other portion of the Participant’s Account.
ARTICLE 6

TRUST
A Trust shall be created by the execution of a Trust agreement between the Company and the Trustee. All contributions under this Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Plan Administrator shall direct in accordance with this Plan.

ARTICLE 7

ALLOCATION OF TRUST INCOME AND
CONTRIBUTIONS TO PARTICIPANTS’ ACCOUNTS
Section 7.1.    Separate Accounts. The Company shall maintain or cause to be maintained a separate Account for each Participant. Each Account maintained for a Participant shall consist of the following subaccounts (and such other subaccounts as may be established by or at the direction of the Company from time to time): (i) a Discretionary Employer Contribution Account, if applicable, to which shall be credited all Discretionary Employer Contributions and earnings and losses thereon, (ii) a Before-Tax Contribution Account to which shall be credited all Before-Tax Contributions and the balance of the Participant’s Salary Reduction Contribution Account as of December 31, 2008, and earnings and losses thereon, (iii) a Designated Roth Contribution Account to which shall be credited all Designated Roth Contributions and earnings and losses thereon, (iv) a Matching Employer Contribution Account to which shall be credited all Matching Employer Contributions and earnings and losses thereon, (v) a Prior Plan After-Tax Account, if applicable, to which shall be credited a Participant’s after-tax employee contributions under an Amended Plan and earnings and losses thereon, (vi) a Rollover Account, if applicable, to which shall be credited all Rollover Contributions and earnings and losses thereon and (vii) a Qualified Non-Elective Contribution Account, if applicable, to which shall be credited all Qualified Non-Elective Contributions and earnings and losses thereon. The Company shall maintain or cause to be maintained investment subaccounts with respect to each investment fund described in Section 7.2 to which amounts contributed under the Plan shall be credited according to each Participant’s investment election. The Accounts and investment subaccounts described in this Section 7.1 shall be solely for accounting purposes and there shall be no segregation of assets of the Trust Fund among the separate Accounts or within the investment funds among the separate investment subaccounts. The books of accounts, forms and accounting methods used in the administration of Participants’ Accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Company.
Section 7.2.    Establishment of Investment Funds.
(a)      In General. The Committee shall establish an investment policy for the Plan. The Committee shall cause the Trustee to establish and maintain three or more separate investment funds exclusively for the collective investment and reinvestment as directed by Participants of amounts credited to their Accounts. The Committee may at any time and from time to time, in the Committee’s sole discretion, expand, modify or otherwise alter the investment funds selected by the Committee pursuant to this section 7.2(a) and may establish one or more pooled funds. The Committee in its sole discretion may appoint investment advisors or managers to provide services in connection with the investment funds established under the Plan.
(b)    Employer Stock Funds. The Trustee shall establish as investment funds under the Plan the TDS Common Stock Fund and the USCC Common Stock Fund. The assets of the TDS Common Stock Fund shall be invested primarily in TDS Common Shares and the assets of the USCC Common Stock Fund shall be invested primarily in USCC Common Shares. The assets of each of such funds also may be invested in cash or other short-term liquid investments. Each Participant’s interest in the TDS Common Stock Fund or USCC Common Stock Fund shall be represented by units of participation, and each such unit shall represent a proportionate interest in all the assets of such fund.
The Director of Employee Benefits of the Company is the fiduciary responsible for ensuring that (i) adequate procedures are established and followed to maintain confidentiality with respect to purchases, holdings and sales of securities under the TDS Common Stock Fund and the USCC Common Stock Fund, and Participants’ exercise of voting, tender and similar rights with respect to such funds and (ii) a fiduciary independent of the Employers is appointed to carry out activities with respect to such funds that the Director of Employee Benefits of the Company determines involve a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of shareholder rights.
Section 7.3.    Direction of Investments.
(a)     Initial Election. Each Participant shall make, in the manner prescribed by the Plan Administrator, an investment election that shall apply to the investment of contributions made for a Participant’s benefit and any earnings on such contributions, subject to such limitations set forth herein or imposed by the Plan Administrator from time to time. Such election shall specify that such contributions be invested either (i) wholly in one of the funds maintained by the Trustee pursuant to Section 7.2, or (ii) among two or more of such funds in increments of 1% (or such larger whole percentage established by the Plan Administrator from time to time). During any period in which a Participant fails to so direct the manner of investment of contributions, contributions made for the Participant’s benefit shall be invested in the investment fund selected by the Committee.
(b)    Change of Election. A Participant may change his or her investment election in the manner prescribed by the Plan Administrator as of any Valuation Date, subject to such limitations as the Plan Administrator from time to time may impose (including restrictions on investment election changes that apply solely to a particular investment fund). A Participant’s investment election change shall be limited to the investment funds then maintained by the Trustee pursuant to Section 7.2, and shall be effective as soon as administratively practicable after the election change is received by the Plan Administrator or its designee. A change in investment election made pursuant to this Section shall apply to a Participant’s existing Account or contributions made for the benefit of the Participant after such change, or both. Any such change shall specify that such Account or contributions be invested either (i) wholly in one of the funds maintained by the Trustee pursuant to Section 7.2 or (ii) among two or more of such funds in increments of 1% (or such larger whole percentage established by the Plan Administrator from time to time) or, solely with respect to a Participant’s existing Account, in fixed dollar amounts.
(c)    ERISA Section 404(c) Plan. The Plan is intended to meet the requirements of section 404(c) of ERISA and the Regulations thereunder, and the provisions of the Plan shall be construed and interpreted to meet such requirements.

Section 7.4.    Allocation of Trust Income. Dividends, interest, gains, losses, expenses and other distributions received by the Trustee with respect to an investment fund shall be allocated to that investment fund.
(a)    As of each Valuation Date, any increase or decrease in the fair market value of any investment fund attributable to a Participant’s designated investment therein, and all income and losses of such investment fund since the preceding Valuation Date so attributable shall be credited to or deducted from the Account of such Participant.
(b)    Notwithstanding any other provision of this Article 7, any Designated Roth Contribution Account and Roth Rollover Account shall be maintained in a manner that satisfies the separate accounting requirement, and any Regulations or other requirements promulgated, under section 402A of the Code. Accordingly, gains, losses and other credits and charges shall be separately allocated on a reasonable basis to each such account and other accounts under the Plan, the Plan shall keep a record of each Participant’s Designated Roth Contributions that have not been withdrawn, and contributions and withdrawals of Designated Roth Contributions, and related earnings, shall be accounted for with respect to Designated Roth Contribution Accounts and Roth Rollover Accounts.
Section 7.5.    Allocation of Contributions other than Discretionary Employer Contributions. Any Before-Tax Contribution, Designated Roth Contribution, Matching Employer Contribution, Rollover Contribution or Qualified Non-Elective Contribution shall be allocated to the Before-Tax Contribution Account, Designated Roth Contribution Account, Matching Employer Contribution Account, Rollover Account or Qualified Non-Elective Contribution Account, as applicable, of the Participant for whom such contribution is made on or as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee.
Section 7.6.    Allocation of Discretionary Employer Contributions. As of each Annual Valuation Date, any Discretionary Employer Contribution for the Plan Year under Section 4.1 shall be allocated ratably among the respective Discretionary Employer Contribution Accounts of each Participant who (i) is credited with 1,000 Hours of Service for such Plan Year and (ii) is employed by an Employer on the Annual Valuation Date or had terminated employment during the Plan Year on account of Retirement, Total and Permanent Disability or death in the ratio that each such Participant’s Compensation for such Plan Year bears to the total Compensation of all Participants who are entitled to an allocation under this Section 7.6 for such Plan Year. Any such contribution shall be allocated to eligible Participants as of the last day of the Plan Year but credited as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee.
Section 7.7.    Maximum Annual Additions under Section 415 of the Code. Notwithstanding any other provision of this Plan, the amounts allocated to the Account of each Participant for any Plan Year shall be limited so that the aggregate annual additions for such Plan Year to the Participant’s Account in this Plan and to the Participant’s accounts in all other defined contribution plans maintained by an employer (as defined below) shall not exceed the lesser of (i) the dollar limitation on annual additions in section 415(c)(1)(A) of the Code, adjusted pursuant to section 415(d) of the Code ($52,000 for 2014) and (ii) 100% of the Participant’s compensation (as defined below) for such Plan Year (or such other percentage of compensation set forth in section 415(c) of the Code).
The “annual additions” during a Plan Year to a Participant’s Account in this Plan and to the Participant’s accounts in any other defined contribution plan maintained by an employer are the sum for such Plan Year of the following as determined within the meaning of section 1.415(c)-1(b) of the Regulations:
(i)    the amount of employer contributions (including before-tax contributions and designated Roth contributions) allocated to such Participant’s accounts (but excluding (i) “catch-up” contributions made pursuant to section 414(v) of the Code, (ii) excess deferrals that are distributed in accordance with section 402(g) of the Code and (iii) restorative payments (within the meaning of section 1.415(c)-1(b)(2)(ii)(C) of the Regulations)),
(ii)    the amount of forfeitures allocated to such Participant’s accounts,
(iii)    the amount allocated to any individual medical benefit account (as defined in section 415(l) of the Code) maintained on behalf of the Participant, or if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-retirement medical benefits account established pursuant to section 419A(d)(1) of the Code,
(iv)    the amount of contributions made by the Participant to such plan (but excluding any rollover contributions, direct transfers from another qualified plan or loan repayments), and
(v)    the amount of any mandatory employee contributions within the meaning of section 411(c)(2)(C) of the Code by such Participant.

For purposes of this Section, the term “defined contribution plan” shall have the meaning set forth in section 415 of the Code and Regulations promulgated thereunder, a Participant’s “employer” shall include entities which are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as the Participant’s Employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with the Participant’s Employer or such entities, and the term “compensation” shall have the meaning set forth in Treasury Regulation section 1.415(c) 2(d)(4); provided, however, that with respect to a Participant (other than a highly compensated employee as defined in section 414(q) of the Code) who is not receiving compensation from an Employer because of a Total and Permanent Disability, compensation means the compensation such Participant would have received for the Plan Year if such Participant was paid the same compensation he or she was paid for the calendar year immediately preceding the date the Participant’s Total and Permanent Disability commenced.
Section 7.8.    Correction of Error. If it shall come to the attention of the Plan Administrator that an error has been made in any of the allocations prescribed by this Article, appropriate adjustment shall be made to the Accounts of all Participants and Distributees who are affected by such error, except that, unless otherwise required by law, no adjustment need be made with respect to any Distributee whose Account has been distributed in full prior to the discovery of such error.
ARTICLE 8

DISTRIBUTIONS, WITHDRAWALS AND LOANS
Section 8.1.    Termination of Employment under Circumstances Entitling the Participant to Full Distribution of His or Her Account. If a Participant’s employment with all Employers and Affiliates shall terminate under any of the following circumstances, the Participant or his or her designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of his or her Account:
(1)    After the Participant attains age 65.
(2)    As a result of the Participant’s Total and Permanent Disability.
(3)    After the Participant has completed at least two Years of Vesting Service (or, with respect to a Participant who is not credited with at least one Hour of Service on or after January 1, 2008, at least three Years of Vesting Service).
(4)    As a result of the Participant’s death.
For purposes of this Section 8.1, a Participant who dies while performing Military Service with respect to an Employer shall be deemed to have terminated employment due to death while in the employ of such Employer.
Section 8.2.    Termination of Employment under Circumstances Resulting in Partial Forfeiture of the Participant’s Account.
(a)     If a Participant’s employment with all Employers and Affiliates shall terminate under circumstances other than those set forth in Section 8.1, the Participant shall be entitled to receive (i) the entire balance of his or her Before-Tax Contribution Account, Designated Roth Contribution Account, Rollover Account, Qualified Non-Elective Contribution Account and Prior Plan After-Tax Account, and (ii) a percentage of the balance of his or her Discretionary Employer Contribution Account and Matching Employer Contribution Account, which percentage shall be determined as follows by reference to the Participant’s Years of Vesting Service as of the date of the Participant’s termination of employment:
(1)    If the Participant is not credited with at least one Hour of Service on or after January 1, 2008, the following schedule shall apply:

Years of Vesting Service	Nonforfeitable Percentage
Less than 1	0%
At least 1, but less than 2	34%
At least 2, but less than 3	67%
3 years or more	100%

(2)    If the Participant is credited with one or more Hours of Service on or after January 1, 2008, the following schedule shall apply:

Years of Vesting Service	Nonforfeitable Percentage
Less than 1	0%
At least 1, but less than 2	34%
2 years or more	100%

(b)    Any portion of a Participant’s Discretionary Employer Contribution Account and Matching Employer Contribution Account which the Participant is not entitled to receive pursuant to this Section 8.2 shall be charged to such Account and forfeited as of the Valuation Date coincident with or immediately following the earlier of (i) the date the Participant’s vested Account is distributed and (ii) the date the Participant incurs five consecutive Break in Service Years. If a Participant who receives a distribution of the Participant’s vested Account is reemployed prior to incurring five consecutive Break in Service Years, then such forfeiture shall be reinstated to the extent prescribed by Section 9.4.
(c)    Amounts forfeited pursuant to this Section shall be used, in the order determined by the Plan Administrator (i) to reduce future Discretionary Employer Contributions and Matching Employer Contributions to the Plan by the Employer of such Participant; (ii) to restore the Accounts of recently located “lost” Participants previously employed by such Participant’s Employer (or recently located Beneficiaries of Participants previously employed by such Participant’s Employer) whose Accounts were forfeited as described in Section 8.9; (iii) to restore the Accounts of Participants who are reemployed by the Employer of such Participant as described in Section 9.4; (iv) to fund any “make-up contributions” by the Employer of such Participant for a reemployed veteran as described in Section 9.6; and (v) to pay administrative expenses as described in Section 13.1.
Section 8.3.    Withdrawals Prior to Termination of Employment.
(a)     Hardship Withdrawals. Subject to the provisions of this subsection (a), a Participant who has taken all loans currently available to the Participant under Section 8.10 and under all other plans of the Employers and Affiliates, has taken all withdrawals (other than hardship withdrawals) currently available to the Participant under this Section 8.3 and under all other plans of the Employers and Affiliates and has incurred a financial hardship may withdraw as of any Valuation Date all or any portion of the combined balance of his or her (i) Before-Tax Contributions, (ii) Designated Roth Contributions and (iii) Rollover Account.
(1)    The amount of such withdrawal shall not exceed the amount needed to satisfy the financial hardship, including amounts necessary to pay any federal, state or local taxes or any penalties reasonably anticipated to result from the hardship withdrawal. The determination of the existence of a financial hardship and the amount required to be distributed to satisfy such hardship shall be made by the Plan Administrator in a non-discriminatory and objective manner. A financial hardship shall be deemed to exist if and only if the Participant certifies that the financial need is on account of:
(i)    expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Participant or his or her Spouse, primary Beneficiary or dependent (as defined in section 152 of the Code);
(ii)    costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
(iii)    payment of tuition, room and board and related educational fees for up to the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, primary Beneficiary, children or dependents (as defined in section 152 of the Code, and without regard to sections 152(b)(1), (b)(2) and (d)(1)(B));
(iv)    payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure of the mortgage on that residence;
(v)    payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, primary Beneficiary, children or dependents (as defined in section 152 of the Code, and without regard to section 152(d)(1)(B));
(vi)    expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(vii)    the occurrence of any other event determined by the Commissioner of Internal Revenue pursuant to Treasury Regulation section 1.401(k)-1(d)(3)(v).
(2)    The Participant shall be required to submit any supporting documentation as may be requested by the Plan Administrator.
(3)    Any hardship withdrawal pursuant to this Section 8.3(a) shall be in the form of a lump sum payment.
(4)    A Participant may receive a hardship withdrawal pursuant to this Section 8.3(a) no more than once during any six-month period.
(5)    No hardship withdrawal in an amount less than $500 (or if less, the aggregate amount available to the Participant for hardship withdrawal) shall be permitted.

(6)    Notwithstanding any provision of the Plan to the contrary, a Participant who receives a hardship withdrawal hereunder shall be prohibited from making any Before-Tax Contributions and Designated Roth Contributions under Section 4.2, and under all other plans of the Employers and Affiliates, for six months beginning as soon as practicable following the date of the withdrawal. If the Participant has made an affirmative election with respect to elective deferrals pursuant to Section 3.2(a), Before-Tax Contributions and/or Designated Roth Contributions shall resume beginning as soon as practicable following the end of the six-month period at the rate most recently elected by the Participant. If the Participant has made no election under the Plan and is participating under the automatic enrollment provisions of Section 3.2(b), Before-Tax Contributions shall resume beginning as soon as practicable following the end of the six-month period in accordance with the applicable Qualified Percentage of Compensation, including any percentage increase for a new Plan Year, as if no suspension pursuant to this Section had occurred.
(7)     For purposes of this Section 8.3(a), “all other plans of the Employers and Affiliates” shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans and such other plans as may be designated under Regulations, but shall not include health and welfare plans and the mandatory employee contribution portion of a defined benefit plan.
(b)    Withdrawals On or After Age 59½. As of any Valuation Date, a Participant who has attained age 59½ may withdraw all or any portion of his or her Before-Tax Contribution Account, Designated Roth Contribution Account and Rollover Account. A withdrawal made pursuant to this Section 8.3(b) shall be made at the Participant’s election in any form of payment provided under Section 8.4(c).
(c)    Active Military Withdrawals. As of any Valuation Date, a Participant who is performing service in the uniformed services (as described in section 3401(h)(2)(A) of the Code) while on active duty for more than 30 days may withdraw all or any portion of the Participant’s vested Account under the Plan. Any withdrawal pursuant to this Section 8.3(c) shall be in the form of a lump sum payment. A Participant who receives such a withdrawal shall be prohibited from making Before-Tax Contributions and Designated Roth Contributions under the Plan for six months beginning as soon as practicable following the date of the withdrawal. If the Participant has made an affirmative election with respect to elective deferrals pursuant to Section 3.2(a), Before-Tax Contributions and/or Designated Roth Contributions shall resume beginning as soon as practicable following the end of the six-month period at the rate most recently elected by the Participant. If the Participant has made no election under the Plan and is participating under the automatic enrollment provisions of Section 3.2(b), Before-Tax Contributions shall resume beginning as soon as practicable following the end of the six-month period in accordance with the applicable Qualified Percentage of Compensation, including any percentage increase for a new Plan Year, as if no suspension pursuant to this Section had occurred.
(d)    Conditions Applicable to All In-Service Withdrawals. A Participant’s request for an in-service withdrawal pursuant to this Section 8.3 shall be made at such time and in such manner as may be prescribed by the Plan Administrator. The amount available for withdrawal pursuant to this Section 8.3 shall be reduced by the amount of any loan made pursuant to Section 8.10 that is outstanding at the time of withdrawal, and is subject to further reduction in the sole discretion of the Plan Administrator to take into account the investment experience of the Trust Fund between the date of the withdrawal election and the date of the withdrawal.
Section 8.4.    Time and Form of Distribution upon Termination of Employment.
(a)     In General. A Participant shall be entitled to a distribution of his or her vested Account upon the Participant’s termination of employment with all Employers and Affiliates.
(b)    Time of Distribution. A Participant shall be entitled to a distribution of his or her vested Account as soon as administratively practicable after the date of the Participant’s termination of employment, or, subject to Section 8.4(e), may defer distribution to a later date; provided, however, that:
(1)    subject to Section 8.4(e), a Participant’s Account shall not be distributed prior to the Participant’s 65th birthday unless the Participant has consented in writing to such distribution;
(2)    if a Participant dies before the commencement of distribution of his or her Account, distribution after the Participant’s death shall be in a lump sum no later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death; provided, however, that if the Participant’s Beneficiary is the Participant’s Spouse, (i) distribution may be in any of the forms available under Section 8.4(c) and (ii) distribution may be deferred until December 31 of the calendar year in which the Participant would have attained age 70½;
(3)    if at the time of a Participant’s death, distribution of his or her Account has commenced, the remaining portion of the Participant’s Account shall be paid at least as rapidly as under the method of distribution being used prior to the Participant’s death;
(4)    unless a Participant elects to defer distribution, distribution shall be made no later than 60 days after the end of the Plan Year which contains the latest of (i) the date of the Participant’s termination of employment, (ii) the tenth anniversary of the date the Participant commenced participation in the Plan and (iii) the Participant’s 65th birthday; provided, however, that if the Participant does not elect a distribution prior to the latest to occur of the events listed above, the Participant shall be deemed to have elected to defer such distribution until a date no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½; and

(5)    with respect to a Participant who continues in employment after attaining age 70½, distribution of the Participant’s Account shall commence no later than the Participant’s required beginning date. For this purpose, the term “required beginning date” shall mean (A) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 70½ and (B) with respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant terminates employment with all Employers and Affiliates.
(c)    Form of Distribution. Any distribution to which a Participant becomes entitled upon the Participant’s termination of employment shall be distributed by the Trustee by whichever of the following methods the Participant elects:
(1)    By payment in a lump sum
(2)    By payment in a series of substantially equal installments, payable not less frequently than annually and not more frequently than monthly, over a period elected by the Participant which does not exceed the life expectancy of the Participant or, to the extent permitted by Regulation section 1.401(a)(9)-5, the joint and last survivor life expectancy of the Participant and the Participant’s Beneficiary as determined by a published mortality table.
Distributions under the Plan shall be made by lump sum payment unless a Participant elects another method available to him or her under the terms of this Plan. A Participant who has elected payment in installments may change his or her election to payment in a lump sum at any time (before or after distribution of benefits commences).
(d)    Required Minimum Distributions. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan will be made in accordance with the minimum distribution requirements of section 401(a)(9) of the Code and the final Regulations promulgated thereunder.
(e)    Payment of Small Account Balances. Notwithstanding the preceding provisions of this Section 8.4 and subject to Section 8.7, if a Participant’s vested Account does not exceed $1,000, then such Account shall be distributed as soon as practicable after the Participant’s termination of employment in the form of a lump sum payment to the Participant or his or her Beneficiary, as the case may be.
Section 8.5.    Medium and Order of Withdrawal or Distribution.
(a)      Medium of Withdrawal or Distribution. All withdrawals and distributions under the Plan shall be made in cash; provided, however, that a Participant or Beneficiary may elect, in accordance with procedures established by the Plan Administrator, to receive the vested portion of his or her Account that is invested in the TDS Common Stock Fund, if any, in whole TDS Common Shares, and the vested portion of his or her Account that is invested in the USCC Common Stock Fund, if any, in whole USCC Common Shares, in each case with any fractional share distributed in cash.
(b)    Order of Withdrawal or Distribution. To the extent not otherwise set forth in this Article 8, any withdrawal or distribution pursuant to this Article 8 shall be charged against a Participant’s contribution and investment subaccounts in the order determined by the Plan Administrator.
Section 8.6.    Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and which may be an entity other than a natural person) to receive any distribution to be made under this Article upon the death of such Participant, or, in the case of a Participant who dies subsequent to termination of his or her service but prior to the distribution of the entire amount to which he or she is entitled under the Plan, any undistributed balance to which such Participant would have been entitled. No such designation of a Beneficiary other than a Participant’s Spouse shall be effective if the Participant is married as of the date of the Participant’s death unless such designation was consented to at the time of such designation by the person who was the Participant’s Spouse during such period, in writing (or by such other method permitted under law), acknowledging the effect of such consent and witnessed by a notary public (or, with respect to Beneficiary designations made prior to January 1, 2014, a Plan representative), or it is established to the satisfaction of the Plan Administrator that such consent could not be obtained because the Participant’s Spouse cannot be located or such other circumstances as may be prescribed in Regulations. Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. A Beneficiary designation and each change or cancellation thereof shall be made in the manner prescribed by the Plan Administrator and shall be filed with the Plan Administrator. If (i) no Beneficiary has been named by a deceased Participant, (ii) a Beneficiary designation is not effective pursuant to the second sentence of this Section, or (iii) all designated Beneficiaries have predeceased the Participant, any undistributed Account of the deceased Participant shall be distributed at the direction of the Plan Administrator (a) to the surviving Spouse of such deceased Participant, if any, or (b) if there is no surviving Spouse, to the Participant’s then living descendants, if any, per stirpes, or (c) if there is no surviving Spouse or surviving descendant, to the executor or administrator of the estate of such deceased Participant or (d) if no executor or administrator shall have been appointed for the estate of such deceased Participant, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal estate in the proportions provided in such laws. The divorce of a Participant shall be deemed to revoke any prior designation of the Participant’s divorced Spouse as Beneficiary if written evidence of such divorce in the form prescribed by the Plan Administrator shall be received by the Plan Administrator before distribution of the Participant’s Account has been made in accordance with such designation.

Section 8.7.    Direct Rollovers.
(a)     Election. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.
(b)    Definitions and Special Rules. For purposes of this Section:
(1)    An “eligible rollover distribution” shall have the meaning set forth in section 402(c)(4) of the Code.
(2)    An “eligible retirement plan” is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a Roth IRA described in section 408A of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, a qualified trust described in section 401(a) of the Code or an eligible plan under section 457 of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee’s eligible rollover distribution.
(3)    A “Distributee” includes a Participant, a Beneficiary (whether Spouse or nonspouse) or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.
(4)    A “direct rollover” is a payment by this Plan directly to the eligible retirement plan specified by the Distributee.
Notwithstanding any provision of this Section 8.7, (i) if the Distributee is a nonspouse Beneficiary, the eligible rollover distribution may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code established for the purpose of receiving such distribution on behalf of the nonspouse Beneficiary and treated as an inherited individual retirement account or annuity pursuant to the provisions of section 402(c)(11) of the Code and (ii) a Participant’s Designated Roth Contribution Account or Roth Rollover Account may be transferred only to another plan which accounts for designated Roth contributions described in section 402A of the Code or to a Roth IRA described in section 408A of the Code and only to the extent the rollover is permitted by the rules of section 402(c) of the Code.
Section 8.8.    Distributions to Minor and Disabled Distributees. Any distribution under this Article which is payable to a Distributee who is a minor or to a Distributee who has legally been determined to be unable to manage his or her affairs by reason of illness or mental incompetency may be made to or for the benefit of any such Distributee at the time consistent with the provisions of this Plan and in any of the following ways as the legal representative of such Distributee shall direct: (a) directly to any such minor Distributee if, in the opinion of such legal representative, he or she is able to manage his or her affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor Distributee, or (d) as otherwise directed by such legal representative. Neither the Plan Administrator nor the Trustee shall be required to see to the application by any third party other than the legal representative of the Distributee of any distribution made to or for the benefit of a Distributee pursuant to this Section.
Section 8.9.    “Lost” Participants and Beneficiaries. If following the date on which a Participant’s Account may be distributed without the consent of the Participant or his or her Beneficiary, as the case may be, the Plan Administrator in the exercise of reasonable diligence has been unable to locate the person or persons entitled to the Participant’s Account, then the Participant’s Account shall be forfeited; provided, however, that to the extent required by law this Plan shall reinstate and pay to such person or persons the amount so forfeited upon a claim for such benefit made by such person or persons. The amount to be so reinstated shall be obtained from the total amount which shall have been forfeited pursuant to this Section and the other Sections of the Plan during the Plan Year in which the claim for such forfeited benefit is made, and shall not include any earnings or losses following the date of the forfeiture under this Section. If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Employee the claim for forfeited benefit is made shall make a contribution to the Plan in an amount equal to such excess.
Section 8.10.    Plan Loans.
(a)    Upon application of a Participant who is an Employee or a “party in interest” to the Plan (as defined under ERISA), the Committee may provide for a loan from the Plan to such Participant, in accordance with the terms of this Section 8.10 and the terms of a uniform and nondiscriminatory loan policy established by the Committee.
(b)    The terms of any such loan shall be set forth in a promissory note made by the Participant and payable to the order of the Plan. Loans from the Plan to any Participant shall be secured by up to 50% of the nonforfeitable balance in the Participant’s Account and may be further secured in whole or in part by such additional security as the Committee may require. The principal balance of any loan to a Participant (when added to the outstanding balance of all other loans to such Participant from the Plan and any other qualified plan of the Employers and Affiliates (the “Controlled Group Plans”), shall not exceed 50% of the nonforfeitable balance in the Participant’s Before-Tax Contribution Account, Designated Roth Contribution Account and Rollover Account (limited to $50,000, reduced by the excess, if any, of (i) the Participant’s highest outstanding loan balance under the Controlled Group Plans during the 12-month period prior to the date of the loan, over (ii) the outstanding loan balance under such plans on the date of the loan).
(c)    Loans from the Plan shall be repaid by payroll deduction (or by such other means acceptable to the Plan Administrator) within a period determined by mutual agreement between the Plan Administrator and the Participant. Such repayment period shall not exceed 5 years (or such longer period set forth in the loan policy established by the Committee).

(d)    Loans from the Plan shall bear a reasonable rate of interest as determined by the Committee.
(e)    Loans from the Plan shall be treated as an investment in an investment fund and interest thereon shall be allocated to the Participant in accordance with Section 7.4 hereof.
(f)    No loan shall be permitted in an amount of less than $1,000.
(g)    Repayments of any loan from the Plan shall be suspended during any period in which a Participant is in Military Service. Repayments shall recommence at such time and in such manner as prescribed by the Committee.
ARTICLE 9

SPECIAL PARTICIPATION AND DISTRIBUTION RULES
Section 9.1.    Change of Employment Status to Eligible Employee. If a person who is not a Participant becomes an Eligible Employee because of a change in his or her employment status, such person shall become a Participant upon the later of (i) the date of the person’s thirtieth day of continuous employment by an Employer following such change in employment status and (ii) the date of the person’s twenty-first birthday.
Section 9.2.    Employment by Affiliates. Except as provided in the immediately following sentence, an Employee’s period of service with an Affiliate only after such Affiliate became an Affiliate shall be taken into account for the purposes of determining such Employee’s Hours of Service and Years of Vesting Service. In addition to the period of service credited to an Employee under the other provisions of this Plan, an Employee shall be credited with a period of service equal to the excess of (i) the period of service for vesting credited to the Employee under any Amended Plan over (ii) the period of service credited to the Employee under the other provisions of this Plan to determine Years of Vesting Service. If an individual is employed by an Affiliate that is not an Employer, then any period of such employment shall be taken into account under the Plan solely for the purposes of (i) measuring such individual’s Hours of Service and Years of Vesting Service (in the manner prescribed by the preceding provisions of this Section 9.2) and (ii) determining when such individual has terminated his or her employment for purposes of Article 8, to the same extent it would have been had such period of employment been as an Employee.
Section 9.3.    Reemployment of Eligible Employee Whose Employment Terminated Prior to Becoming a Participant. If an Eligible Employee whose employment with an Employer terminated prior to the Eligible Employee becoming a Participant is reemployed by an Employer, he or she shall become a Participant upon the later of (i) the date of such Employee’s thirtieth day of continuous employment by an Employer following the date of the reemployment and (ii) the date of such Employee’s twenty-first birthday.
Section 9.4.    Reemployment of a Terminated Participant. If a Participant whose employment with the Employers and Affiliates terminated is reemployed, the Participant may make an affirmative election in accordance with Section 3.2(a) which will apply to the first payroll period administratively practicable after the Participant’s thirtieth day of continuous employment by an Employer following his or her reemployment. If a reemployed Participant neither elects to commence Before-Tax Contributions or Designated Roth Contributions pursuant to Section 3.2(a) nor affirmatively elects not to make such contributions in accordance with the procedures established by the Plan Administrator, the Participant shall be automatically enrolled in the Plan in accordance with Section 3.2(b) as of the Participant’s thirtieth day of continuous employment by an Employer following his or her reemployment. If the reemployed Participant had been participating in the Plan under the automatic enrollment arrangement of Section 3.2(b) immediately prior to his or her termination and is automatically enrolled again following his or her reemployment, Before-Tax Contributions shall resume in accordance with the applicable Qualified Percentage of Compensation, including any percentage increases for intervening Plan Years, based on the date the Participant was first automatically enrolled in the Plan; provided, however, that if the reemployed Participant’s period of separation from employment included one or more complete Plan Years, he or she shall be deemed to have been automatically enrolled in the Plan for the first time and shall begin Before-Tax Contributions at the first level of 3% of Compensation, subject to increases in future Plan Years as applicable for the Qualified Percentage of Compensation. If the Participant is reemployed prior to incurring five consecutive Break in Service Years, thereafter completes a Year of Vesting Service before incurring five consecutive Break in Service Years and, at or after his or her termination of employment, a portion or all of his or her Discretionary Employer Contribution Account or Matching Employer Contribution Account was forfeited pursuant to Section 8.2, then an amount equal to the portion of the Account which was forfeited shall be credited to the Participant’s Account as of the close of the Plan Year in which the Participant completes such Year of Vesting Service. If pursuant to this paragraph the forfeited portion of the Discretionary Employer Contribution Account or Matching Employer Contribution Account of a Participant is to be restored, the amount restored shall be obtained from forfeitures pursuant to Section 8.2 and the other Sections of the Plan during the Plan Year in which such Participant is reemployed, from the Accounts of Participants employed by the same Employer as the reemployed Participant. If the aggregate amount to be so restored to the Discretionary Employer Contribution Account or Matching Employer Contribution Account of Participants who are Employees of a particular Employer exceeds the amount of such forfeitures, such Employer shall make a contribution in an amount equal to such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 7.7 will be exceeded by such contribution.

Section 9.5.    Leased Employees. If a person who performed services as a “leased employee” of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account under the Plan solely for the purposes of (i) determining whether and when such person is eligible to participate in this Plan, (ii) measuring such person’s Years of Vesting Service and (iii) determining when such person has retired or otherwise terminated his or her employment for purposes of Article 8, to the same extent it would have been had such service been as an Employee. In addition, any contribution or benefits provided under another plan to such leased employee by his or her leasing organization with respect to such services shall be treated as provided under this Plan and shall be taken into account under Section 7.7 (relating to maximum annual additions under section 415 of the Code) to the extent required under section 1.415(a)-1(f)(3) of the Regulations. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code. For purposes of this Plan, a “leased employee” shall mean any person (other than an Employee) who pursuant to an agreement between an Employer or an Affiliate and a leasing organization has performed services for an Employer or an Affiliate (or the Employer or Affiliate and any related person within the meaning of section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, which services were performed under the primary direction or control of an Employer or an Affiliate.
Section 9.6.    Reemployment of Veterans. The provisions of this Section 9.6 shall apply in the case of the reemployment by an Employer of an Employee, within the period prescribed by laws relating to the rights of reemployed veterans, after the Employee’s completion of a period of Military Service. The provisions of this Section 9.6 are intended to provide such Employees with the rights required by section 414(u) of the Code, and shall be interpreted in accordance with such intent.
(a)    Make-Up of Before-Tax Contributions and Designated Roth Contributions. Upon the timely reemployment of an Employee following the completion of a period of Military Service, the Employee shall be entitled to make contributions under the Plan (“make-up participant contributions”), in addition to any Before-Tax Contributions and Designated Roth Contributions which the Employee elects to have made under the Plan pursuant to Section 4.2. From time to time while employed by an Employer, such Employee may elect to contribute such make-up participant contributions during the period beginning on the date of such Employee’s reemployment and ending on the earlier of:
(1)    the end of the period equal to the product of three and such Employee’s period of Military Service, and
(2)    the fifth anniversary of the date of such reemployment.
Such Employee shall not be permitted to contribute make-up participant contributions to the Plan in excess of the aggregate amount which the Employee could have elected to have made under the Plan in the form of Before-Tax Contributions and Designated Roth Contributions if the Employee had continued in active employment with his or her Employer during such period of Military Service. The manner in which an Employee may elect to contribute make-up participant contributions pursuant to this paragraph (a) shall be prescribed by the Plan Administrator.
(b)    Make-Up of Matching Contributions. An Employee who contributes make-up participant contributions as described in paragraph (a) shall be entitled to an allocation of Matching Employer Contributions to his or her Account (“make-up matching contributions”) in an amount equal to the amount of Matching Employer Contributions that would have been allocated to the Account of such Employee under the Plan during the period of Military Service if such make-up participant contributions had been made in the form of Before-Tax Contributions and Designated Roth Contributions during such period. The make-up matching contributions shall be obtained from forfeitures from the Accounts of Participants employed by the same Employer as the reemployed Participant with respect to the Plan Year in which the make-up contributions shall be made, or if such forfeitures are insufficient in amount, the Employee’s Employer shall make a special contribution which shall be utilized solely for purposes of such contributions.
(c)    Make-Up of Discretionary Employer Contributions. Upon the timely reemployment of an Employee following the completion of a period of Military Service, such Employee shall be entitled to an allocation of Discretionary Employer Contributions to his or her Account in an amount equal to the difference between (i) the amount of Discretionary Employer Contributions, if any, that would have been allocated to the Account of such Employee during the period of Military Service if the Employee had continued in active employment with his or her Employer during such period and (ii) the amount of Discretionary Employer Contributions that was allocated to the Account of such Employee during the period of Military Service, if any. Such allocation shall be made by the Employee’s Employer no later than the later of (i) the date that is 90 days after the date of the Employee’s reemployment and (ii) the date that Discretionary Employer Contributions normally are due for the Plan Year in which the Military Service was performed (or, if allocation by such latest date is impossible or unreasonable, as soon as practicable thereafter). The make-up Discretionary Employer Contribution shall be obtained from forfeitures from the Accounts of Participants employed by the same Employer as the reemployed Participant with respect to the Plan Year in which the makeup contribution shall be made, or if such forfeitures are insufficient in amount, the Employee’s Employer shall make a special contribution which shall be utilized solely for purposes of such contribution.
(d)    Miscellaneous Rules Regarding Make-Up Contributions. For purposes of determining the amount of contributions to be made under this Section, an Employee’s “compensation” during any period of Military Service shall be determined in accordance with section 414(u) of the Code. Any contributions made by an Employee or an Employer pursuant to this Section on account of a period of Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 4.3, 4.6 and 7.7 of the Plan (relating to sections 402(g), 404 and 415 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of sections 401(k)(3) and 401(m) for any Plan Year solely on account of any make-up contributions made by an Employee or an Employer pursuant to this Section.

ARTICLE 10

ADMINISTRATION
Section 10.1.    Plan Administrator. The Company shall be the “administrator” of this Plan within the meaning of such term as used in ERISA. The Plan Administrator shall have the full power and authority, in its sole discretion and according to the terms and within the limits of the Plan:
(i)    to interpret and construe all terms of the Plan and to determine all questions arising in administration of the Plan, including the power to determine the rights or eligibility of Participants, Distributees and other persons and the manner, time and amount of payment of any distribution under the Plan; and
(ii)    to adopt such rules and regulations and to exercise such powers, rights or privileges as the Plan Administrator deems desirable for the Plan’s administration.
All determinations and actions of the Plan Administrator (or in the event of an appeal pursuant to Section 10.6, the Committee) shall be conclusive and binding upon all affected parties, except that the Plan Administrator or Committee, as applicable, may revoke or modify a determination or action that it determines to have been in error. Benefits under the Plan will be paid only if the Plan Administrator (or in the event of an appeal pursuant to Section 10.6, the Committee) decides, in its sole discretion, that the Participant, Beneficiary or other person is entitled to them. The Plan Administrator shall discharge its duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to the Participants and Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
Section 10.2.    Named Fiduciaries. The Company shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its administration of the Plan and such other of its duties under the Plan that are fiduciary in nature. The Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its management of the assets of the Plan and such other of its duties under the Plan that are fiduciary in nature. Each fiduciary shall have only those duties and responsibilities specifically assigned to such fiduciary under the Plan.
Section 10.3.    Allocation and Delegation of Responsibilities. The Company and the Committee may designate any person, partnership, corporation, committee or other entity to carry out any of its responsibilities with respect to the Plan (in each case irrespective of whether such responsibilities are fiduciary or settlor in nature). The members of the Committee may allocate its responsibilities between, or to, any one or more of them.
Section 10.4.    Professional and Other Services. The Company may employ counsel (who may be counsel for an Employer), actuaries, accountants, or other persons to advise the officers or employees of the Company or the Committee members and their agents and may arrange for clerical and other services as the officers or employees of the Company or the Committee members and their agents may require in carrying out their duties hereunder, and may pay them reasonable compensation.
Section 10.5.    Indemnification and Expense Reimbursement. The Employers hereby jointly and severally indemnify the officers and employees of the Company and the members of the Committee from and against any and all claims, losses, damages, expenses and liability, including attorney’s fees, that arise out of their acts, omissions and conduct with respect to the Plan in their official capacity, except to the extent that such claims, losses, damages, expenses, liability and attorney’s fees result from their own willful or gross misconduct, gross negligence or criminal acts. The Employers shall have the right, but not the obligation, to conduct the defense of any officer or employee of the Company or Committee member in a claim brought with respect to the Plan. The Employers shall reimburse the officers or employees of the Company and the members of the Committee for any necessary expenditures incurred in the discharge of their duties hereunder.
Section 10.6.    Claims Procedure. If any Participant or Distributee believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received, the Participant or Distributee (or his or her authorized representative) may file a claim with the Plan Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant. The Plan Administrator shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim give written or electronic notice to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 90-day period and in no event shall such an extension exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision. The notice of the decision of the Plan Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claims review procedure under this Plan and the time limits applicable to such procedure (including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following the final denial of a claim).

The claimant (or his or her duly authorized representative) may request a review of the denial by filing with the Committee a written request for such review within 60 days after notice of the denial has been received by the claimant. Within the same 60-day period, the claimant may submit to the Committee written comments, documents, records and other information relevant to the claim. Upon request and free of charge, the claimant also may have reasonable access to, and copies of, documents, records and other information relevant to the claim. If a request for review is so filed, review of the denial shall be made by the Committee and the claimant shall be given written or electronic notice of the Committee’s final decision within 60 days after receipt of such request, unless special circumstances require an extension of time. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 60-day period and in no event shall such an extension exceed 60 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision. If the appeal of the claim is wholly or partially denied, the notice of the Committee’s final decision shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and other information relevant to the claim. The notice shall be written in a manner calculated to be understood by the claimant and inform the claimant of (i) his or her right to bring a civil action under section 502(a) of ERISA and (ii) the limitations for actions under the Plan as set forth in Section 13.7.
In making determinations regarding claims for benefits, the Committee shall consider all of the relevant facts and circumstances, including, without limitation, governing plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information with respect to the claim submitted by the claimant (the “Claimant’s Submissions”). The Claimant’s Submissions shall be considered by the Committee without regard to whether the Claimant’s Submissions were submitted or considered by the Plan Administrator in the initial benefit determination.
No legal or equitable action under section 502 of ERISA may be commenced prior to exhaustion of the process described in this Section 10.6.
Section 10.7.    Notices to Participants. All notices, reports and statements given, made, delivered or transmitted to a Participant or Distributee or any other person entitled to or claiming benefits under this Plan shall be deemed to have been duly given, made, delivered or transmitted when provided via such written, electronic or other means as may be permitted by applicable Regulations. A Participant, Distributee or other person may record any change of his or her address from time to time by written notice filed with the Plan Administrator.
Section 10.8.    Notices to Employers, Plan Administrator or Committee. Written directions and notices and other communications from Participants, Distributees or any other persons entitled to or claiming benefits under this Plan to the Employers, the Plan Administrator, or the Committee shall be deemed to have been duly given, made, delivered or transmitted when given, made, delivered or transmitted in the manner and to the location prescribed by the Employers, the Plan Administrator or the Committee for the giving of such directions, notices and other communications.
Section 10.9.    Records. The Plan Administrator shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.
Section 10.10.    Reports of Trust Fund and Accounting to Participants. The Plan Administrator shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and at least once each calendar quarter, each Participant shall be provided a written or electronic benefit statement indicating the balance credited to any Account for such individual.
Section 10.11.    Electronic Media. Notwithstanding any provision of the Plan to the contrary, the use of electronic technologies shall be deemed to satisfy any written notice, consent, delivery, signature or disclosure requirement under the Plan, the Code or ERISA to the extent permitted by the Plan Administrator and permissible under and consistent with applicable law and Regulations.
Section 10.12.    Limitations on Transactions and Investments. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including without limitation, the right to change or suspend contributions, the right to receive a distribution, loan or withdrawal from an Account and the right to change investment elections or reallocate Account balances, in the event of any conversion, change in recordkeeper, change in investment funds, Plan merger or spinoff or other appropriate event. In the event of a conversion, change in recordkeeper, change in investment funds, Plan merger or spinoff or other appropriate event, the Committee or its designee, in its sole and absolute discretion, may decide to map investments from the prior investment fund elections of a Participant or Beneficiary to the then available investment funds under the Plan. In the event that investments are mapped in this manner, the Participant or Beneficiary shall be permitted to reallocate funds among the investment funds (in accordance with Section 7.3 and any relevant rules and procedures adopted for this purpose) after the suspension period (if any) is lifted.
Notwithstanding any provision of the Plan to the contrary, the investment funds shall be subject to, and governed by, (1) all applicable legal rules and restrictions, (2) the rules specified by the investment fund providers in the fund prospectus(es) or other governing documents thereof and (3) any rules or procedures adopted by the Committee governing the transfers of assets into or out of such funds. Such rules, restrictions and procedures in certain cases may limit the ability of a Participant or Beneficiary to make transfers into or out of a particular investment fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Plan may decline to implement any investment election or instruction where it deems appropriate.

ARTICLE 11

PARTICIPATION BY OTHER EMPLOYERS
Section 11.1.    Adoption of Plan. With the consent of the Company, any entity may become an Employer under this Plan and the Trust by executing an Adoption Agreement substantially in the form of Appendix A and by becoming a party to the agreement establishing the Trust. The powers and control of the Company, as provided in the Plan and the agreement establishing the Trust, shall not be diminished by reason of participation in the Plan of any such adopting entity.
Section 11.2.    Withdrawal from Participation. An Employer may withdraw from participation in this Plan at any time by filing with the Plan Administrator a duly certified copy of a written instrument duly adopted by the Employer to that effect and giving notice of its intended withdrawal to the Plan Administrator, the other Employers and the Trustee prior to the effective date of withdrawal.
Section 11.3.    Company and Committee as Agents for Employers. Each entity which shall become an Employer pursuant to Section 11.1 or Article 12 shall be deemed to have appointed the Company and Committee as its agents to exercise on its behalf all of the powers and authorities conferred upon the Company or Committee by the terms of this Plan, including, but not by way of limitation, in the case of the Company, the power to amend or terminate this Plan. The authority of the Company and Committee to act as such agents shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate Trust as provided in Section 14.2.
ARTICLE 12

CONTINUANCE BY A SUCCESSOR
In the event that an Employer other than the Company shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of such Employer’s business, such successor entity may, with the consent of the Company, be substituted for such Employer under this Plan by executing an Adoption Agreement substantially in the form of Appendix A and by becoming a party to the agreement establishing the Trust. Contributions by such Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for the Employer under this Plan becomes effective. If, within 365 days following the effective date of any such reorganization, such successor entity shall not have elected to adopt this Plan or the Company shall have failed to consent to the adoption of the Plan by such successor entity, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, then this Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the 365th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Plan Administrator shall direct the Trustee to segregate the portion of the Trust Fund applicable to such Employer in the manner provided in Section 14.2.
ARTICLE 13

MISCELLANEOUS
Section 13.1.    Expenses. All costs and expenses incurred in administering this Plan and the Trust Fund, including the expenses of the Plan Administrator, Company or Committee, the fees of counsel and any agents for the Plan Administrator, Company or Committee, investment advisory and recordkeeping fees, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, shall be paid under the direction of the Plan Administrator from the Trust Fund to the extent such expenses are not paid by the Employers. The Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by each Employer or the manner in which such expense is to be allocated among Accounts. An Employer may seek reimbursement of any expense paid by such Employer that the Plan Administrator determines is properly payable from the Trust Fund.
Section 13.2.    Non-Assignability.
(a)      In General. It is a condition of this Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or interest of any Participant or Distributee in this Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and any attempt to do so shall be void and of no effect, and no right or interest of any Participant or Distributee in this Plan shall be liable for, or subject to, any obligation or liability of such Participant or Distributee, including claims for alimony or the support of any Spouse, except as provided in Sections 13.2(b) and (c).
(b)    Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of this Plan to the contrary, if a Participant’s Account under the Plan, or any portion thereof, shall be the subject of one or more qualified domestic relations orders (as defined in section 414(p) of the Code), such Account or portion thereof shall be paid to the person and at the time and in the manner specified in any such order. The Plan Administrator shall adopt rules and procedures, in accordance with section 414(p) of the Code, relating to its (i) review of any domestic relations order for purposes of determining whether the order is a qualified domestic relations order and (ii) administration of a qualified domestic relations order. A domestic relations order shall not fail to constitute a qualified domestic relations order solely because such order provides for distribution to an alternate payee of the benefit assigned to the alternate payee under the Plan prior to the applicable Participant’s earliest retirement age (as defined in section 414(p) of the Code) under the Plan.

(c)    Other Exception. If a Participant is ordered or required to pay an amount to the Plan pursuant to a judgment in a criminal action, a civil judgment in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA or a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, the Participant’s Account under the Plan may, to the extent permitted by law, be offset by such amount.
Section 13.3.    Employment Non-Contractual. This Plan confers no right upon any Employee to continue in employment of any Employer.
Section 13.4.    Limitation of Rights. None of the Company, the Employers, the Committee or the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any benefit that may be or become due to any person from the Trust Fund. Nothing in the Plan shall be deemed to give any Participant, Distributee or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits from the Trust Fund in accordance with the provisions of the Plan.
Section 13.5.    Merger or Consolidation with Another Plan. The Company shall have the right to merge or consolidate all or a portion of the Plan with, or transfer all or a portion of the assets or liabilities of the Plan to, any other plan; provided, however, that a merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person entitled to receive benefits from this Plan would, if this Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit such person would be entitled to receive if this Plan were to terminate immediately before the merger, consolidation or transfer.
Section 13.6.    Gender and Plurals. Wherever used in this Plan, words in the masculine gender shall include the masculine or feminine gender and words in the feminine gender shall include the feminine or masculine gender, and, unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.
Section 13.7.    Statute of Limitations for Actions under the Plan. Except for actions to which the statute of limitations prescribed by section 413 of ERISA applies, (a) no legal or equitable action under section 502 of ERISA may be commenced later than one year after the claimant receives a final decision from the Committee in response to the claimant’s request for reconsideration of a denied claim pursuant to Section 10.6 of the Plan and (b) no other legal or equitable action involving the Plan may be commenced later than two years after the date the claimant knew, or had reason to know, of the circumstances giving rise to the action. This provision shall not bar the Plan or its fiduciaries from (i) recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or (ii) bringing any legal or equitable action against any party.
Section 13.8.    Applicable Law. This Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to conflicts of laws principles) to the extent such laws have not been preempted by applicable federal law.
Section 13.9.    Forum for Legal Action under the Plan. Any legal action involving the Plan that is brought by any Participant, Beneficiary or other person shall be litigated in the federal courts located in the Northern District of Illinois and no other federal or state court.
Section 13.10.    Legal Fees. Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to: (a) administrative proceedings under the Plan; (b)  unsuccessful claims brought by a Participant, Beneficiary or any other person; or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant, Beneficiary or any other person against the Plan, the Committee, any Plan fiduciary, the Plan Administrator, an Employer or their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees, or agents (the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant, Beneficiary or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.
Section 13.11.    Severability. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of this Plan and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.
Section 13.12.    Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the contributions hereunder are not and shall not be regarded as contractual obligations of the Employers.
ARTICLE 14

AMENDMENT, ESTABLISHMENT OF SEPARATE PLAN AND TERMINATION
Section 14.1.    Amendment. The Company expressly reserves the exclusive right, retroactively to the extent permitted by law, to amend the Plan at any time by written approval of any two of the following officers of the Company: Chief Executive Officer, Chief Financial Officer or Vice President Human Resources. No such amendment (other than an amendment required to obtain or retain qualification of the Plan under the Code) shall operate to deprive any person, without his or her written consent, of any vested Account balance hereunder.

Section 14.2.    Establishment of Separate Plan. If an Employer withdraws from the Plan pursuant to Section 11.2, then the Plan Administrator shall determine the portion of each of the funds of the Trust Fund that is applicable to the Participants of such Employer and their Beneficiaries and direct the Trustee to segregate such portions in a separate trust. Such separate trust thereafter shall be held and administered as a part of the separate plan of such Employer. The portion of a fund of the Trust Fund applicable to the Participants (and Beneficiaries) of a particular Employer shall be an amount that bears the same ratio to the value of such fund as the total value of the fund accounts of Participants (and Beneficiaries) of such Employer bears to the total value of the fund accounts of all Participants (and Beneficiaries).
Section 14.3.    Termination. The Company at any time may terminate the Plan by resolution of its board of directors to that effect. An Employer at any time may terminate its participation in the Plan by resolution of its board of directors (or other governing body) to that effect. In the event of any such termination, or in the event of the partial termination of the Plan with respect to a group of Participants, the Accounts of Participants with respect to whom the Plan is terminated shall become fully vested and thereafter shall not be subject to forfeiture. In the event that an Employer terminates its participation in the Plan, the Plan Administrator shall determine, in the manner provided in Section 14.2, the portion of each of the funds of the Trust Fund that is applicable to the Participants of such Employer and their Beneficiaries and, in its discretion, either direct the Trustee to distribute such portion to such Participants and Beneficiaries ratably in proportion to the balances of their respective Accounts or hold such assets in further trust under the provisions hereof. A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer’s participation in the Plan for purposes of this Section.
Section 14.4.    Trust Fund to be Applied Exclusively for Participants and their Beneficiaries. Subject only to the provisions of Section 4.6 and Sections 13.2(b) and (c), and any other provision of this Plan to the contrary notwithstanding, no part of the Trust Fund shall be used for or diverted to any purpose not for the exclusive benefit of the Participants and their Beneficiaries either by operation or termination of this Plan, power of amendment or other means.
ARTICLE 15

TOP-HEAVY PLAN REQUIREMENTS
Section 15.1.    Top Heavy Plan Determination. If as of the determination date (as defined in Section 15.2) for any Plan Year the aggregate of (a) the account balances under this Plan and all other defined contribution plans in the aggregation group (as defined in Section 15.2) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all participants in such plans who are key employees (as defined in Section 15.2) for such Plan Year exceeds 60% of the aggregate of the account balances and the present value of accrued benefits of all participants in such plans as of the determination date, then this Plan shall be a top heavy plan for such Plan Year, and, subject to Section 15.4, the requirements of Section 15.3 shall be applicable for such Plan Year as of the first day thereof. If the Plan is a top-heavy plan for a Plan Year and is not a top-heavy plan for any subsequent Plan Year, the requirements of Section 15.3 shall not be applicable for such subsequent Plan Year.
Section 15.2.    Definitions and Special Rules.
(a)     Definitions. For purposes of this Article 15, the following definitions shall apply:
(1)    Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined which is coincident with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.
(2)    Aggregation Group. The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a participant, (b) each other plan which enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer which the Company shall designate as part of the aggregation group.
(3)    Key Employee. Key employee shall have the meaning set forth in section 416(i) of the Code.
(4)    Compensation. Compensation shall have the meaning set forth in Treasury Regulation section 1.415(c)-2(d)(4).
(b)    Special Rules. For the purpose of determining the account balance or accrued benefit of a participant, (i) the account balance or accrued benefit of any person who has not performed services for an Employer at any time during the one year period ending on the determination date shall not be taken into account pursuant to this Section, and (ii) any person who received a distribution from a plan (including a plan which has terminated) in the aggregation group during the one year period ending on the determination date shall be treated as a participant in such plan, and any such distribution shall be included in such participant’s account balance or accrued benefit, as the case may be. Notwithstanding the foregoing, distributions from a plan (including a plan which has terminated) in the aggregation group which are made for a reason other than a participant’s severance from employment, death or disability during the five-year period ending on the determination date shall be included in such participant’s account balance or accrued benefit, as the case may be.

Section 15.3.    Minimum Contribution for Top Heavy Years. For any Plan Year for which the Plan is a top-heavy plan, a minimum contribution shall be made on behalf of each Participant (other than a key employee) who is an Employee on the last day of the Plan Year in an amount equal to the lesser of (i) 3% of such Participant’s compensation during such Plan Year and (ii) the highest percentage at which Employer contributions (including before-tax contributions) are made on behalf of any key employee for such Plan Year. If during any Plan Year for which this Section 15.3 is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section 15.3 shall be 5%. The percentage referred to in clause (ii) of the first sentence of this Section 15.3 shall be obtained by dividing the aggregate of Employer contributions made pursuant to Article 4 and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee’s compensation for the Plan Year. Notwithstanding the foregoing provisions of this Section 15.3, the minimum contribution described in this Section 15.3 for any Plan Year for which the Plan is a top-heavy plan shall not be made under this Plan with respect to any Participant who receives a minimum contribution or minimum benefit for purposes of section 416(c) of the Code under the Telephone and Data Systems, Inc. Pension Plan or any other plan maintained by an Affiliate.
Section 15.4.    Application of this Article 15. Notwithstanding the foregoing provisions of this Article 15, this Article 15 shall not apply with respect to any Plan Year during which the contributions to the Plan solely consist of (i) contributions under a cash or deferred arrangement which meets the requirements of section 401(k)(13) of the Code and (ii) matching contributions which meet the requirements of section 401(m)(12) of the Code.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 23rd day of December, 2013.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ Douglas D. Shuma
Chief Executive Officer, Chief Financial Officer or Vice President Human Resources

By:	/s/ C. Theodore Herbert
Chief Executive Officer, Chief Financial Officer or Vice President Human Resources

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX A

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

ADOPTION AGREEMENT
WHEREAS, ____________________________________ (the “Employer”) desires to adopt for the benefit of its eligible employees the retirement plan known as the “Telephone and Data Systems, Inc. Tax-Deferred Savings Plan” (the “Plan”);
WHEREAS, adoption of the Plan has been approved by the Employer’s Board of Directors; and
WHEREAS, Telephone and Data Systems, Inc. (“TDS”), the sponsor of the Plan, desires to consent to the adoption of the Plan by the Employer.
NOW THEREFORE, the Employer and TDS agree as follows:
1.    The Employer’s participation in the Plan shall be effective as of ____________________, 20___.
2.    The employees of the Employer for whom this Adoption Agreement is effective shall be all Eligible Employees except ______________________.
3.    The Employer agrees that TDS or such persons as may from time to time be designated by TDS, shall be authorized and empowered to act on the Employer’s behalf in all matters concerning the administration of the Plan, and the Employer agrees to provide to TDS, or its designees, all information, records, documents, or other materials deemed by them to be necessary or desirable for proper administration of the Plan.
4.    The Employer further agrees that TDS or its designated agents shall be authorized and empowered to act on the Employer’s behalf in all matters pertaining to the amendment of the Plan as may be necessary or desirable from time to time in the sole judgment of TDS or its designees.

IN WITNESS WHEREOF, the Employer has executed this Adoption Agreement as of the date shown below.

Employer

By:
Name and Title

RECEIVED AND APPROVED:
TELEPHONE AND DATA SYSTEMS, INC.

By:
Chief Executive Officer, Chief Financial Officer or Vice President Human Resources

Date:

By:
Chief Executive Officer, Chief Financial Officer or Vice President Human Resources

Date:

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX B

SPECIAL RULES FOR CERTAIN TRANSFERRED EMPLOYEES
Notwithstanding any provision of the Plan to the contrary, each Participant (i) who was an employee of United States Cellular Corporation (“USCC”) or an Affiliate, (ii) who is listed in Section 5.8(a) of the USCC Disclosure Schedule attached to the Exchange Agreement by and among BellSouth Cellular Corp., Westel-Milwaukee Company, Inc., United States Cellular Corporation, United States Cellular Operating Company, Evansville Cellular Telephone Company and Owensboro Cellular Telephone, L.P., dated as of February 4, 1997 (the “Exchange Agreement”) and (iii) who accepts employment with a BellSouth Entity as defined in the Exchange Agreement shall be fully vested in his or her Discretionary Employer Contribution Account and Matching Employer Contribution Account as of the Closing Date as defined in the Exchange Agreement.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX C

SPECIAL VESTING RULES FOR
PERSONS EMPLOYED BY AMERICAN PAGING, INC.
ON FEBRUARY 28, 1998
Notwithstanding any provision of the Plan to the contrary, each person who, as of February 28, 1998, was employed by American Paging, Inc. shall be fully vested in his or her Matching Employer Contribution Account as of such date.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX D

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED IN
TRI-COUNTY TELEPHONE CO., INC. 401(K) PROFIT SHARING PLAN
Notwithstanding any provision of the Plan to the contrary, an employee who participated in the Tri-County Telephone Co., Inc. 401(k) Profit Sharing Plan (the “Tri-County Plan”) immediately prior to the date on which a portion of the assets of the Tri-County Plan was merged into the Plan (the “merger date”) may elect (i) to withdraw upon attainment of age 59½ all or any portion of his or her Account equal to the portion of his or her account balance under the Tri-County Plan that was transferred to this Plan, determined on the merger date plus any subsequent earnings or losses, or (ii) to withdraw at any time all or any portion of his or her Account equal to the portion of his or her account balance attributable to rollover contributions under the Tri-County Plan that were transferred to this Plan, determined on the merger date plus any subsequent earnings or losses.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX E

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED IN
SOUTHEAST TELEPHONE COMPANY OF WISCONSIN, INC.
401(K) SAVINGS PLAN
Notwithstanding any provision of the Plan to the contrary, an employee who participated in the Southeast Telephone Company of Wisconsin, Inc. 401(k) Savings Plan (the “Southeast Plan”) immediately prior to the date on which a portion of the assets of the Southeast Plan was merged into the Plan (the “merger date”) may elect to withdraw upon attainment of age 59½ all or any portion of his or her Account equal to the portion of his or her account balance attributable to employer matching contributions under the Southeast Plan that were transferred to this Plan, determined on the merger date plus any subsequent earnings or losses.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX F

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED IN
CHORUS NETWORKS, INC.
401(K) RETIREMENT SAVINGS PLAN
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in the Chorus Networks, Inc. 401(k) Retirement Savings Plan (the “Chorus 401(k) Plan”) and had his or her account balance under the Chorus 401(k) Plan transferred to the Plan, thus becoming a Participant in the Plan:
    (a)    The Participant shall be fully vested in all of the account balance transferred from the Chorus 401(k) Plan to the Plan and in all subsequent earnings or losses related thereto.
    (b)    The Participant may elect to withdraw upon attainment of age 59½ all or any portion of his or her account balance that was transferred from the Chorus 401(k) Plan to the Plan plus any subsequent earnings or losses related thereto.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX G

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED IN
MID-PLAINS TELEPHONE, INC.
401(K) RETIREMENT SAVINGS PLAN
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in the Mid-Plains Telephone, Inc. 401(k) Retirement Savings Plan (the “Mid-Plains 401(k) Plan”) and had his or her account balance under the Mid-Plains 401(k) Plan transferred to the Plan, thus becoming a Participant in the Plan:
    (a)    The Participant shall be fully vested in all of the account balance transferred from the Mid-Plains 401(k) Plan to the Plan and in all subsequent earnings or losses related thereto.
    (b)    The Participant may elect to withdraw upon attainment of age 59½ all or any portion of his or her account balance that was transferred from the Mid-Plains 401(k) Plan to the Plan plus any subsequent earnings or losses related thereto.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX H

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED IN
THE FARMERS TELEPHONE COMPANY, LLC
401(K) RETIREMENT SAVINGS PLAN
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in The Farmers Telephone Company, LLC 401(k) Retirement Savings Plan (the “Farmers 401(k) Plan”) and had his or her account balance under the Farmers 401(k) Plan transferred to the Plan, thus becoming a Participant in the Plan:
    (a)    The Participant shall be fully vested in all of the account balance transferred from the Farmers 401(k) Plan to the Plan and in all subsequent earnings or losses related thereto.
    (b)    The Participant may elect to withdraw upon attainment of age 59½ all or any portion of his or her account balance that was transferred from the Farmers 401(k) Plan to the Plan plus any subsequent earnings or losses related thereto.
    (c)    The Participant shall be able to withdraw at any time all or any portion of the account balance transferred from the Farmers 401(k) Plan to the Prior Plan After-Tax Account plus any subsequent earnings or losses related thereto.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX I

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED IN
PRIMECO 401(K) SAVINGS AND RETIREMENT PLAN
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in the PrimeCo 401(k) Savings and Retirement Plan (the “PrimeCo 401(k) Plan”) and had his or her account balance under the PrimeCo 401(k) Plan transferred to the Plan, thus becoming a Participant in the Plan:
    (a)    The Participant shall be fully vested in all of the account balance transferred from the PrimeCo 401(k) Plan to the Plan and in all subsequent earnings or losses related thereto.
    (b)    The Participant may elect to withdraw upon attainment of age 59½ all or any portion of his or her account balance that was transferred from the PrimeCo 401(k) Plan to the Plan plus any subsequent earnings or losses related thereto.
    (c)    The Participant shall be able to withdraw at any time all or any portion of the account balance transferred from the PrimeCo 401(k) Plan to the Prior Plan After-Tax Account plus any subsequent earnings or losses related thereto.
    (d)    The Participant shall be able to withdraw at any time all or any portion of the account balance transferred from the PrimeCo 401(k) Plan to the Plan attributable to the Participant’s Matching Contribution Account accrued under the Verizon Wireless Savings and Retirement Plan (the “Verizon Plan”), provided that the amounts withdrawn do not constitute matching contributions allocated under the Verizon Plan during the period of twenty-four (24) months preceding the withdrawal. Non-elective contributions under the Verizon Plan may not be withdrawn by a Participant prior to the Participant’s termination of employment, except as provided above in paragraph (b).

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX J

SPECIAL RULES FOR CERTAIN EMPLOYEES WHO
TRANSFERRED FROM USCC TO AT&T WIRELESS SERVICES, INC.
Notwithstanding any provision of the Plan to the contrary, each Participant (i) who was an employee of United States Cellular Corporation (“USCC”), (ii) who is listed in Schedule 6.1(a) as updated and finalized for purposes of the closing for the Exchange Agreement between AT&T Wireless Services, Inc. (“AWS”) and USCC, dated as of March 7, 2003 (the “Exchange Agreement”) and (iii) who accepted employment with AWS as provided for in the Exchange Agreement, shall be fully vested in his or her Account as of the Closing Date for the Exchange Agreement.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX K

SPECIAL RULES FOR CERTAIN EMPLOYEES WHO TRANSFERRED FROM
HBC TELECOM, INC. TO HIAWATHA BROADBAND COMMUNICATIONS, INC.
Notwithstanding any provision of the Plan to the contrary, each Participant (i) who was an employee of HBC Telecom, Inc. (“HBC”) and (ii) who was offered and accepted employment with Hiawatha Broadband Communications, Inc. (“Hiawatha”) as provided for in the Asset Purchase Agreement dated July 25, 2003, entered into by HBC, Hiawatha and TDS Telecommunications Corporation, shall be fully vested in his or her Account as of the Closing Date for the Asset Purchase Agreement.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX L

SPECIAL RULES FOR EMPLOYEES WHO
PARTICIPATED IN THE CAMDEN TELEPHONE &
TELEGRAPH COMPANY, INC. RETIREMENT PLAN
Notwithstanding any provision of the Plan to the contrary, in the case of a current or former employee who participated in the Camden Telephone & Telegraph Company, Inc. Retirement Plan (the “Camden Retirement Plan”) and who had his or her account balance under the Camden Retirement Plan transferred to the Plan, such current or former employee shall be fully vested in all of the account balance transferred from the Camden Retirement Plan to the Plan and in all subsequent earnings or losses related thereto.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX M

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED
IN MCT, INC. DEFERRED SAVINGS PLAN AND TRUST
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in the MCT, Inc. Deferred Savings Plan and Trust (the “MCT Savings Plan”) and had his or her account balance under the MCT Savings Plan transferred to the Plan, thus becoming a Participant in the Plan:
    (a)    The Participant shall be fully vested in all of the account balance transferred from the MCT Savings Plan to the Plan and in all subsequent earnings or losses related thereto.
    (b)    The Participant may elect to withdraw upon attainment of age 59½ all or any portion of his or her account balance that was transferred from the MCT Savings Plan to the Plan plus any subsequent earnings or losses related thereto.
    (c)    The Participant shall be able to withdraw at any time all or any portion of the account balance transferred from the MCT Savings Plan to the Prior Plan After-Tax Account plus any subsequent earnings or losses related thereto.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX N

SPECIAL RULES FOR CERTAIN EMPLOYEES WHO TRANSFERRED FROM
USCC TO AT&T WIRELESS SERVICES, INC.
Notwithstanding any provision of the Plan to the contrary, each Participant (i) who was an employee of United States Cellular Corporation (“USCC”), (ii) who was listed in Schedule 6.1(a) as updated and finalized for purposes of the closing for the Asset Purchase and Sale Agreement between AT&T Wireless Services, Inc. (“AWS”) and USCC, dated as of November 25, 2003 (the “Sale Agreement”), and (iii) who accepted employment with AWS as provided for in the Sale Agreement, shall be fully vested in his or her Account as of the Closing Date for the Sale Agreement.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX O

SPECIAL RULES FOR CERTAIN EMPLOYEES WHO TRANSFERRED FROM
USCC TO ALLTEL COMMUNICATIONS, INC.
Notwithstanding any provision of the Plan to the contrary, each Participant (i) who was an employee of United States Cellular Corporation or one of its subsidiaries (“USCC”), (ii) who was listed in Schedule 4.15(b) as updated and finalized for purposes of the closing for either of the Stock Purchase and Sale Agreements between ALLTEL Communications, Inc. (“ALLTEL”) and USCC, dated as of August 3, 2004 (the “Sale Agreements”), to sell the shares of capital stock of Central Florida Cellular Telephone Company, Inc. or Minford Cellular Telephone Company, and (iii) who accepted employment with ALLTEL as provided for in the applicable Sale Agreements, shall be fully vested in his or her Account as of the Closing Date for such Sale Agreements.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX P

SPECIAL RULES FOR CERTAIN EMPLOYEES WHO TRANSFERRED FROM
USCC TO ALLTEL COMMUNICATIONS, INC.
Notwithstanding any provision of the Plan to the contrary, each Participant (i) who was an employee of United States Cellular Corporation or one of its subsidiaries (“USCC”), (ii) who was listed in Schedule 4.15(b) as updated and finalized for purposes of the closing for the Exchange Agreement between ALLTEL Communications, Inc. (“ALLTEL”) and USCC, dated as of September 12, 2005 (the “Exchange Agreement”), and (iii) who accepted employment with ALLTEL as provided for in the Exchange Agreement, shall be fully vested in his or her Account as of the Closing Date for such Exchange Agreement.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX Q

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED
IN THE VISI INCORPORATED 401(k) PLAN
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in the VISI Incorporated 401(k) Plan (the “VISI 401(k) Plan”) and had his or her account balance under the VISI 401(k) Plan transferred to the Plan:
    (a)    The Participant shall be fully vested in all of the account balance transferred from the VISI 401(k) Plan to the Plan and in all subsequent earnings or losses related thereto.
    (b)    The Participant may elect to withdraw upon attainment of age 59 ½ all or any portion of his or her account balance that was transferred from the VISI 401(k) Plan to the Plan adjusted for any subsequent earnings or losses related thereto.
    (c)    Upon the death of a Participant, if the value of the account balance transferred from the VISI 401(k) Plan to the Plan adjusted for any subsequent earnings or losses related thereto does not exceed $5,000, then such account balance shall be paid to the Participant’s Beneficiary in a lump sum. If the value of such account balance is $5,000 or greater, the Beneficiary may elect to have such account balance paid in:
•a single lump sum payment;
•annual installments at least equal to the required minimum distribution amount under section 401(a)(9) of the Code; or
•ad-hoc distributions of some or all of the balance at any time following the Participant’s death, subject to reasonable limits the Plan Administrator may impose, provided each such distribution is at least equal to the required minimum distribution amount under section 401(a)(9) of the Code.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX R

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED
IN THE ONENECK 401(k) PLAN
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in the OneNeck 401(k) Plan and had his or her account balance under the OneNeck 401(k) Plan transferred to the Plan:
    (a)    The Participant shall be fully vested in the account balance transferred from the OneNeck 401(k) Plan to the Plan and in all subsequent earnings or losses related thereto (the “OneNeck Account”).
    (b)    On or after attainment of age 59½, the Participant may elect to withdraw all or any portion of his or her OneNeck Account.
    (c)    The Participant may elect to withdraw at any time all or any portion of his or her OneNeck Account attributable to rollover contributions and subsequent earnings or losses related thereto.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX S

SPECIAL RULES FOR EMPLOYEES WHO PARTICIPATED
IN THE VITAL SUPPORT SYSTEMS 401(K) RETIREMENT PLAN
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in the case of a current or former employee who participated in the Vital Support Systems 401(k) Retirement Plan (the “Vital Plan”) and had his or her account balance under the Vital Plan transferred to the Plan:
    (a)    The Participant shall be fully vested in the account balance transferred from the Vital Plan to the Plan and in all subsequent earnings or losses related thereto (the “Vital Account”).
    (b)    The Participant may elect to withdraw at any time all or any portion of his or her Vital Account attributable to rollover contributions and subsequent earnings or losses related thereto.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

APPENDIX T

SPECIAL RULES FOR EMPLOYEES IMPACTED BY CERTAIN
RESTRUCTURINGS AND INVOLUNTARY SEPARATIONS DURING 2013
Notwithstanding any provision of the Plan to the contrary, a Participant shall be fully vested in his or her Account if (i) the Participant is a 2013 Restructuring Participant or (ii) such Participant’s employment with the Employers and Affiliates was involuntarily terminated by an Employer or Affiliate during 2013. For this purpose, a “2013 Restructuring Participant” is a Participant identified by the Company as being subject to termination of employment due to the following headcount reductions, divestitures or other restructurings by the Employers and Affiliates:
●    Transactions contemplated by the Asset Purchase Agreement dated as of November 6, 2012 between Xerox Business Services, LLC and United States Cellular Corporation
●    Transactions contemplated by the Purchase and Sale Agreement dated as of November 6, 2012 by and between United States Cellular Corporation and Sprint Spectrum L.P. and SprintCom, Inc.
●    Headcount reduction in June and September, 2013 in connection with cost project initiative
●    Headcount reduction in connection with the establishment of the Multi-Channel Support Organization
●    Headcount reduction on or around October 1, 2013 as part of the SOP project team unwind
●    Transactions contemplated by the Purchase Agreement dated as of May 15, 2013 among USCOC of Greater Missouri, LLC, United States Cellular Corporation and Cellco Partnership d/b/a VERIZON WIRELESS